                            STOCK PURCHASE AGREEMENT

                                   dated as of

                                February 6, 1998

                                      among

                      PROJECT SOFTWARE & DEVELOPMENT, INC.,

                              PSDI CANADA LIMITED,

                                A.R.M. GROUP INC.

                                     and the

                        STOCKHOLDERS OF A.R.M. GROUP INC.

                                TABLE OF CONTENTS

                                                                            Page

1.    DEFINITIONS..............................................................1
      1.1    Defined Terms.  ..................................................1
      1.2    Other Definitional Matters.  .....................................6

2.    PURCHASE AND SALE OF THE WARRANT AND THE SHARES..........................6
      2.1    A.R.M. Purchase and Sale.  .......................................6
      2.2    Transfer Taxes.  .................................................6

3.    PURCHASE PRICE OF THE WARRANT AND THE SHARES.  ..........................6

4.    CLOSING AND PAYMENT OF PURCHASE PRICE  ..................................7
      4.1    Closing.  ........................................................7
      4.2    Deliveries at the Closing.  ......................................7
      4.3    Stockholders' Representative......................................8
      4.4    Restrictions on PSDI Shares.......................................9

5.    REPRESENTATIONS OF THE STOCKHOLDERS.  ..................................13
      5.1    Due Organization, Etc.  .........................................13
      5.2    Capital Stock....................................................13
      5.3    Authority.  .....................................................13
      5.4    Minute Books.  ..................................................13
      5.5    Subsidiaries.....................................................14
      5.6    Due Authorization, Etc...........................................15
      5.7    Financial Statements.  ..........................................16
      5.8    Title to and Condition of Assets.  ..............................19
      5.9    Real Property....................................................20
      5.10   Intellectual Property............................................21
      5.11   Inventory.  .....................................................24
      5.12   Contracts.  .....................................................24
      5.13   Litigation.  ....................................................27
      5.14   Foreign Language Contracts.  ....................................27
      5.15   Banking Facilities.  ............................................27
      5.16   Labor Matters.  .................................................27
      5.17   Compliance with Laws.  ..........................................28
      5.18   Employment Matters; Employee Benefit Plans.......................28
      5.19   Environmental Matters.  .........................................32
      5.20   Bonuses and Termination Payments.  ..............................33
      5.21   Absence of Certain Events.  .....................................34
      5.22   Schedule of Warranty and Product Liability Claims.  .............34
      5.23   Distributors.  ..................................................34
      5.24   Customers.  .....................................................34

      5.25   Suppliers.  .....................................................35
      5.26   Permits.  .......................................................35
      5.27   No Undisclosed Liabilities.  ....................................35
      5.28   Taxes.  .........................................................36
      5.29   Insurance.  .....................................................38
      5.30   Budgets.  .......................................................38
      5.31   Investment Canada................................................38
      5.32   Bankruptcy.......................................................39
      5.33   Personal Property Leases.  ......................................39
      5.34   Data Processing.  ...............................................39
      5.35   Notices.  .......................................................40
      5.36   Employment Contracts.  ..........................................40
      5.37   Self-Insured Plans...............................................40
      5.38   Affiliated Transactions. ........................................40
      5.39   Intercompany Services.  .........................................40
      5.40   Brokerage Fees.  ................................................40
      5.41   Export Controls.  ...............................................41
      5.42   No Misrepresentation.  ..........................................41

6.    REPRESENTATIONS OF THE STOCKHOLDERS REGARDING THE
      SHARES AND THE WARRANT.  ...............................................41
      6.1    Title.  .........................................................41
      6.2    Authority.  .....................................................41
      6.3    Corporate Stockholder.  .........................................41
      6.4    Residence of Stockholders. ......................................42
      6.5    Restrictions.  ..................................................42
      6.6    Enforceability; Conflicts.  .....................................42
      6.7    Investment Representations.......................................42

7.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.  ..........................44
      7.1    Organization and Standing.  .....................................44
      7.2    Due Authorization.  .............................................44
      7.3    Conflicts, Approvals, Etc.  .....................................44
      7.4    No Brokers.  ....................................................45

8.    REPRESENTATIONS AND WARRANTIES OF PSDI.  ...............................45
      8.1    Organization and Standing.  .....................................45
      8.2    Due Authorization.  .............................................45
      8.3    Conflicts, Approvals, Etc.  .....................................45
      8.4    No Brokers.  ....................................................46
      8.5    Due Issuance.....................................................46
      8.6    Rule 144 Requirements.  .........................................46

9.    COVENANTS OF THE STOCKHOLDERS.  ........................................46
      9.1    Further Assurances.  ............................................46
      9.2    Confidentiality.  ...............................................46

10.   INDEMNIFICATION.........................................................47
      10.1   Indemnification of PSDI Indemnified Parties by the Stockholders..47
      10.2   Indemnification of PSDI Indemnified Parties by the Stockholders
             with Respect to the Shares and the Warrant. .....................47
      10.3   Special Indemnities.  ...........................................48
      10.4   Indemnification of the Stockholder Indemnified Parties.  ........48
      10.5   Limitation of Stockholders' Liability for Certain PSDI
             Indemnified Party Claims. .......................................49
      10.6   Collection of PSDI Claims.  .....................................50
      10.7   Notice of Claims.................................................50
      10.8   Defense and Prosecution of Third Party Claims....................50
      10.9   Settlement of Third Party Claims.  ..............................51
      10.10  Interest on Claims.  ............................................51
      10.11  Payment of Indemnity Obligations.................................51
      10.12  Exclusive Remedy. ...............................................52

11.   TAX MATTERS.............................................................52
      11.1   Elections.  .....................................................52
      11.2   Allocation of Purchase Price.  ..................................52
      11.3   Post-Closing Date Tax Matters....................................52

12.   MISCELLANEOUS PROVISIONS................................................53
      12.1   Headings.  ......................................................53
      12.2   Assigns..........................................................53
      12.3   Survival.........................................................54
      12.4   Entire Agreement.................................................54
      12.5   Waivers; Amendments, Supplements.................................54
      12.6   Incorporation....................................................54
      12.7   Law..............................................................54
      12.8   Jurisdiction.....................................................54
      12.9   Publicity........................................................55
      12.10  Knowledge Qualifiers.............................................55
      12.11  Notices..........................................................55
      12.12  Cumulative Remedies.  ...........................................56
      12.13  Certain Expenses.  ..............................................56
      12.14  Deliveries to Counsel.  .........................................56
      12.15  Counterparts.  ..................................................56
      12.16  Number and Gender.  .............................................56
      12.17  Currency.  ......................................................56

      12.18  Time of Essence.  ...............................................56
      12.19  Language.  ......................................................56

                        STOCK PURCHASE AGREEMENT

   This Stock Purchase Agreement (this "Agreement") dated as of February 6, 1998, among Project Software & Development, Inc., a Massachusetts corporation, with its principal place of business at 100 Crosby Drive, Bedford, Massachusetts 01730 ("PSDI"), PSDI Canada Limited, a Canadian corporation that is a wholly-owned subsidiary of PSDI, with its principal place of business at 4145 North Service Road, Suite 200, Burlington, Ontario L7L6A3 ("Purchaser"), A.R.M. Group Inc., an Ontario corporation with its principal place of business at 200 Queens Avenue, Suite 200, London, Ontario N6A1J3 (the "Company"), and those persons whose names are set forth on Schedule 5.2 hereto (hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders"), who collectively own all of the issued and outstanding capital stock of the Company.

   WHEREAS, each of the Stockholders owns the number of issued and outstanding shares of the class A common shares and the class B common shares (the "Common Stock") of the Company set forth opposite his or her name on Schedule 5.2 hereto, which shares in the aggregate represent all of the issued and outstanding shares of capital stock of the Company (collectively, the "Shares");

   WHEREAS, the Company and its Subsidiaries are in the business of distributing, selling and servicing asset maintenance computer software systems and developing, producing, distributing, selling and servicing electronic commerce software systems;

   WHEREAS, Purchaser wishes to purchase from Ravenna Capital Corporation, an Ontario corporation ("Ravenna"), and Ravenna wishes to sell to Purchaser that certain warrant to purchase 23.93 common shares in the capital of the Company issued to Ravenna by the Company as of December 16, 1996 (the "Warrant"; such purchase and sale being hereinafter referred to as the "Warrant Purchase");

   WHEREAS, Purchaser wishes to purchase from the Stockholders, and the Stockholders wish to sell to Purchaser, all of the Shares for the consideration set forth below (such purchase and sale being hereinafter referred to as the "Stock Purchase"); and

   NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, and conditions hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

   1.  DEFINITIONS

      1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

   "AFFILIATE" shall mean, with respect to any person or entity, any other person or entity that controls, is controlled by or is under common control with such person or entity.

   "AFFILIATED GROUP" means any affiliated group within the meaning of Code section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

   "A-B" shall have the meaning set forth in Section 5.10(i) of this Agreement.

   "BENEFIT PLAN" shall have the meaning set forth in Section 5.18(c) of this Agreement.

   "BENEFIT PLAN LAWS" shall have the meaning set forth in Section 5.18(e) of this Agreement.

   "CAUSE" shall have the meaning set forth in Section 4.4(b) of this Agreement.

   "CLOSING" shall have the meaning set forth in Section 4.1 of this Agreement.

   "CLOSING DATE" shall have the meaning set forth in Section 4.1 of this Agreement.

   "CODE" shall have the meaning set forth in Section 5.18(g) of this Agreement.

   "COMMERCIAL SOFTWARE" shall have the meaning set forth in Section 5.10(a) of this Agreement.

   "COMMON STOCK" shall have the meaning set forth in the Recitals of this Agreement.

   "COMPANY" shall have the meaning set forth in the Recitals of this Agreement.

   "COMPANY LEASE" shall have the meaning set forth in Section 5.9 of this Agreement.

   "COMPANY PROPRIETARY RIGHTS" shall have the meaning set forth in Section 5.10(a) of this Agreement.

   "DATA PROCESSING SYSTEM" shall have the meaning set forth in Section 5.34 of this Agreement.

   "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treasury Regulation section 1.1502-13.

   "EFFECTIVE TIME" shall have the meaning set forth in Section 4.1 of this Agreement.

   "ENCUMBRANCES" shall have the meaning set forth in Section 5.10 of this Agreement.

   "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 5.19(d) of this Agreement.

   "ERISA" shall have the meaning set forth in Section 5.18(g) of this Agreement.

   "ESCROW AGENT" shall have the meaning set forth in Section 4.2(a) of this Agreement.

   "ESCROW AGREEMENT" shall have the meaning set forth in Section 4.2(d) of this Agreement.

   "ESCROW FUND" shall have the meaning set forth in Section 4.2(a) of this Agreement.

   "EXCESS LOSS ACCOUNT" has the meaning set forth in Treasury Regulation section 1.1502-19.

   "FAIR MARKET VALUE PER SHARE" shall have the meaning set forth in Section 4.4(b) of this Agreement.

   "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.7(a) of this Agreement.

   "GAAP" shall have the meaning set forth in Section 5.7(b) of this Agreement.

   "GOOD REASON" shall have the meaning set forth in Section 4.4(b) of this Agreement.

   "GOVERNMENTAL AGENCIES" shall have the meaning set forth in Section 5.6(b) of this Agreement.

   "GST" shall have the meaning set forth in Section 5.28(j) of this Agreement.

   "HAZARDOUS MATERIAL" shall have the meaning set forth in Section 5.19(e) of this Agreement.

   "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 10.4 of this Agreement.

   "INDEMNIFYING PARTY" shall have the meaning set forth in Section 10.7 of this Agreement.

   "INVOLVED STOCKHOLDERS" shall mean Larry C. Peterson Revocable Trust, Mary Jill Peterson Revocable Trust, Trust Company of Toledo, Trustee Midwest Fluid Power Company Savings and Profit Sharing Plan & Trust Larry C. Peterson Directed Account, Working Ventures Canadian Fund Inc. and Steven E. Kwiatkowski.

   "LIABILITY" means any cost, expense, charge, debt, claim, obligation and liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes; provided, however, that any liability for Taxes shall be decreased to the extent the amount of such liability may be offset by the application of tax losses of the Company or its Subsidiaries.

   "LIQUIDATED DAMAGES AMOUNT" shall have the meaning set forth in Section 4.4(b) of this Agreement.

   "LOSS AND EXPENSE" shall have the meaning set forth in Section 10.1 of this Agreement.

   "NON-COMPETITION AGREEMENT" shall have the meaning set forth in Section 4.2(c) of this Agreement.

   "NOTICE" shall have the meaning set forth in Section 5.35 of this Agreement.

   "OTHER STOCKHOLDERS" shall mean the Stockholders other than (i) the Involved Stockholders and (ii) the Principal Stockholders.

   "PENSION PLAN" shall have the meaning set forth in Section 5.19(e) of this Agreement.

   "PERMITS" shall have the meaning set forth in Section 5.6(b) of this Agreement.

   "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof) and the executors, administrators or other legal representatives of an individual in such capacity.

   "PERSONAL PROPERTY LEASES" shall have the meaning set forth in Section 5.33 of this Agreement.

   "PRINCIPAL STOCKHOLDERS" shall mean Stephen M. Caslick, Edwin H. Meyer, John
S. Kennedy and Barry J. Murphy.

   "PSDI" shall have the meaning set forth in the Recitals to this Agreement.

   "PSDI CLAIMS" shall have the meaning set forth in Section 10.5 of this Agreement.

   "PSDI INDEMNIFIED PARTIES" shall have the meaning set forth in Section 10.1 of this Agreement.

   "PSDI SHARES" shall have the meaning set forth in Section 3 of this Agreement.

   "PURCHASE PRICE" shall have the meaning set forth in Section 3 of this Agreement.

   "PURCHASER" shall have the meaning set forth in the Recitals hereto.

   "RAVENNA" shall have the meaning set forth in the Recitals to this Agreement.

   "REQUIRED CONSENT CONTRACTS" shall have the meaning set forth in Section 5.12(b) of this Agreement.

   "SHARES" shall have the meaning set forth in the Recitals of this Agreement.

   "STOCKHOLDER" shall have the meaning set forth in the Recitals of this Agreement. Without limiting the foregoing, the term "Stockholder" shall include Ravenna notwithstanding the fact that, although Ravenna owns the Warrant, it does not own any shares of Common Stock.

   "STOCKHOLDER INDEMNIFIED PARTIES" shall have the meaning set forth in Section
10.4 of this Agreement.

   "STOCKHOLDERS' REPRESENTATIVE" shall mean, initially, Stephen Caslick.

   "STOCK PURCHASE" shall have the meaning set forth in the Recitals of this Agreement.

   "SUBSIDIARY" shall mean, with respect to any person or entity, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person or entity directly or indirectly through Subsidiaries, (ii) any partnership, association, joint venture or other entity in which such person or entity directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or the power to elect a majority of the Board of Directors or similar governing body and (iii) any other corporation, partnership, association, joint venture or other entity that is controlled by such person or entity directly or indirectly through Subsidiaries, and, when used with respect to the Company, shall include, without limitation, Innovative Maintenance Systems, Inc., doing business as Efficient Systems, an Ontario corporation, Maintenet Corp., an Ontario corporation, Maintenet Corporation, an Ohio corporation and A.R.M.M. Inc., a Michigan corporation.

   "SUBSIDIARY SHARES" shall have the meaning set forth in Section 5.5 of this Agreement.

   "TAX" (and, with the correlative meaning, "Taxes" and "Taxable") shall mean:

         (i) any Canadian or United States federal, provincial, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, goods and services, value added, capital, capital gains, net worth, profits, employer health, documentary, license, franchise, employment, unemployment, disability, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, excise, stamp, or environmental tax, or any other tax, charge, fee, levy, impost, premium, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including Canada Pension Plan and provincial pension plan contributions, employment or unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto and together with any interest, fine or penalty, addition to tax or additional amount imposed by any governmental authority and whether disputed or not; and

         (ii) liability of the Company or any Subsidiary of the Company for the payment of amounts with respect to payments of a type described in clause
      (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any tax sharing arrangement or Tax indemnity arrangement.

   "TAX RETURN" shall mean any return, report, declaration, remittance, information notices and other documents of every nature (including any attached schedules) required to be filed by or on behalf of the Company with respect to any Tax or in respect of any other provision in any domestic or foreign federal, provincial, municipal, state, territorial or other taxing statute, including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

   "THIRD PARTY" shall have the meaning set forth in Section 10.8 of this Agreement.

   "TREASURY REGULATION" shall mean those regulations promulgated under the Code.

   "THIRD PARTY CLAIM" shall have the meaning set forth in Section 10.8 of this Agreement.

   "WARRANT" shall have the meaning set forth in the Recitals to this Agreement.

   "WARRANT PURCHASE" shall have the meaning set forth in the Recitals to this Agreement.

      1.2 OTHER DEFINITIONAL MATTERS. Terms defined in the singular shall have a comparable meaning when used in the plural, and VICE VERSA.

   2. PURCHASE AND SALE OF THE WARRANT AND THE SHARES

      2.1 A.R.M. PURCHASE AND SALE. Upon and subject to the terms and conditions hereof, at the Closing (as hereinafter defined) (a) each of the Principal Stockholders shall sell, transfer and convey, assign and deliver to PSDI, and PSDI shall purchase, acquire and accept from each of the Principal Stockholders, the number of shares of Common Stock equal to the product of (i) 70.41 multiplied by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock held of record by such Principal Stockholder immediately prior to such sale, transfer, conveyance, assignment and delivery and the denominator of which shall be the number of shares of Common Stock held of record by all of the Principal Stockholders immediately prior to any such sale, transfer, conveyance, assignment and delivery, and (b) each Stockholder shall sell, transfer and convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from each Stockholder, all of the Common Stock or the Warrant, as the case may be, owned by each such Stockholder (after giving effect to Section 2.1(a) hereof).

      2.2 TRANSFER TAXES. Each Stockholder shall pay all transfer Taxes and fees imposed upon a sale of stock or a warrant arising out of or relating to the Stock Purchase or the Warrant Purchase which arise under the laws of Canada or the jurisdiction in which such Stockholder resides or under the laws of which such Stockholder was organized, as the case may be. It shall be the responsibility of each Stockholder to see that all such Taxes and fees are paid to the appropriate Governmental Agency (as defined below) in accordance with all applicable laws and regulations.

   3. PURCHASE PRICE OF THE WARRANT AND THE SHARES. The purchase price (the "Purchase Price") for the Shares and the Warrant shall be, in the aggregate, US$6,400,042.70, to be paid by Purchaser, and 27,458 shares of the common stock, par value $.01 per share, of PSDI determined by (the "PSDI Shares") to be paid by PSDI. The purchase price for the Warrant shall be US$119,403 and the purchase price for the Shares shall be US$6,280,639.70 and the PSDI Shares.

   4. CLOSING AND PAYMENT OF PURCHASE PRICE

      4.1 CLOSING. The consummation of the Stock Purchase and the Warrant Purchase (the "Closing") and all other transactions provided for in this Agreement that have not previously been consummated shall take place at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109 at 10:00 a.m., Eastern Time, on February 6, 1998 or at such other time and place, and on such other date, as may be agreed upon by the parties hereto (the "Closing Date"). The Closing shall be effective as of 12:02 a.m., Eastern Time, on the Closing Date (the "Effective Time").

      4.2 DELIVERIES AT THE CLOSING. At the Closing:

         (a) Upon and subject to the terms and conditions hereof and in consideration of the sale, transfer, conveyance, assignment and delivery of the Warrant and the Shares to Purchaser and PSDI, Purchaser and PSDI shall pay: (i) by wire transfer of immediately available funds from Purchaser to the Stockholders, in the amounts set forth opposite each such Stockholder's name on
Schedule 5.2 hereto, US$5,680,042.70, (ii) by issuance and delivery, by PSDI, to the Principal Stockholders of the number of PSDI Shares set forth opposite each such Principal Shareholder's name on Schedule 5.2 hereto and (iii) from Purchaser to the Stockholders' Representative on behalf of the Stockholders US$720,000 (the "Escrow Fund"), which the Stockholders' Representative shall concurrently deposit with State Street Bank and Trust Company, as escrow agent (the "Escrow Agent") to secure the obligations of the Stockholders under Section 10 hereof.

         (b) At the Closing, each Stockholder shall deliver to Purchaser or PSDI, as the case may be, the Warrant or certificates evidencing the Shares, as the case may be, owned by such Stockholder, duly endorsed in blank or with stock powers or other instruments of assignment of the Shares or the Warrant, as the case may be, in form and substance satisfactory to Purchaser, duly executed by such Stockholder, against payment by Purchaser and PSDI in accordance with
Section 4.2(a) of US$5,680,042.70 and issuance of the PSDI Shares.

         (c) PSDI and Peterson, Kwiatkowski, Sinclair and those Stockholders whose names are set forth on Schedule 4.2(c) hereto shall execute and deliver the Non-Competition Agreement in substantially the forms attached as EXHIBITS A-1, A-2, A-3 and A-4 hereto, respectively, (the "Non-Competition Agreement"). Each of Peterson, Kwiatkowski and such Stockholders agrees to be bound by the Non-Competition Agreement between it and PSDI and PSDI agrees to be bound by each such Non-Competition Agreement.

         (d) PSDI, Purchaser and the Stockholder's Representative, on behalf of the Stockholders, shall execute and deliver the Escrow Agreement in substantially the form attached as EXHIBIT B hereto (the "Escrow Agreement"). Each of the Stockholders and Purchaser agrees to be bound by the Escrow Agreement.

         (e) The Company and Larry C. Peterson shall execute and deliver the Termination Agreement in substantially the form attached as EXHIBIT C hereto.

         (f) The parties shall exchange all other documents that the Stockholders or Purchaser may reasonably request be delivered at the Closing so as effectively to consummate the transactions contemplated hereby.

    4.3 STOCKHOLDERS' REPRESENTATIVE.

         (a) In order to administer efficiently the obligations of the Stockholders and the Purchaser hereunder and under the Escrow Agreement, including, without limitation, any matters relating to any defense and/or settlement of any claims for which the Stockholders may be required to indemnify the PSDI Indemnified Parties (as defined below) pursuant to Section 10 hereof, the Stockholders hereby appoint the Stockholders' Representative as their agent and representative, and the Stockholders' Representative hereby accepts such appointment.

         (b) The Stockholders hereby authorize the Stockholders' Representative for and on behalf of the Stockholders and as their attorney-in-fact and representative (i) to take all action necessary in connection with any matters relating to the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the PSDI Indemnified Parties pursuant to Section 10 hereof (but only with respect to claims payable solely out of the Escrow Fund), (ii) to execute and deliver the Escrow Agreement with such modifications as the Stockholders' Representative deems necessary or appropriate, (iii) during the time that property remains in the Escrow Fund pursuant to the Escrow Agreement, to give and receive all notices required to be given under this Agreement and the other agreements contemplated hereby to which all of the Stockholders are a party, including the Escrow Agreement and (iv) to execute and deliver documentation, with such modifications as the Stockholders' Representative deems necessary or appropriate, evidencing the receipt by the Stockholders of the Purchase Price.

         (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, John S. Kennedy shall automatically fill such vacancy and shall be deemed to be the Stockholders' Representative for all purposes of this Agreement. In the event that John S. Kennedy is unable or becomes unable to perform his responsibilities hereunder or resigns from such position, Working Ventures Canadian Fund Inc. shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

         (d) All decisions and actions by the Stockholders' Representative, including, without limitation, the execution and delivery of the Escrow Agreement with such modifications as the Stockholders' Representative deems necessary or appropriate and the defense or settlement of any claims for which the Stockholders may be required to indemnify the PSDI Indemnified Parties pursuant to Section 10 hereof (but only with respect to claims payable solely out of the Escrow Fund), shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

         (e) By their execution of this Agreement, the Stockholders agree that:

            (i) the PSDI Indemnified Parties shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the settlement of any claims for indemnification by the PSDI Indemnified Parties pursuant to Section 10 hereof or any other actions required or desirable to be taken by the Stockholders' Representative hereunder and no party hereunder shall have any cause of action against the Purchaser for any action taken by the Purchaser in reliance upon the instructions or decisions of the Stockholders' Representative;

            (ii) all actions, decisions and instructions of the Stockholders' Representative, including, without limitation, the execution and delivery of the Escrow Agreement, shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken or not taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

            (iii) the provisions of this Section 4.3 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement; and

            (iv) the provisions of this Section 4.3 shall be binding upon the heirs, legal representatives, successors and assigns of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

            (f) All fees and expenses incurred by the Stockholders' Representative in connection with this Agreement or the Escrow Agreement shall be paid by each Stockholder in the same proportion as that set forth opposite such Stockholder's name on Schedule 5.2.

      4.4 RESTRICTIONS ON PSDI SHARES.

         (a) The following restrictions on transfer of the PSDI Shares and other agreements shall apply.

            (i) No PSDI Shares, or any interest therein, may be sold, pledged or otherwise transferred at any time or under any circumstances unless (A) one year has elapsed from the Closing Date and (B) either (1) the PSDI Shares proposed to be transferred have been registered under the Act and qualified under all other applicable securities laws, or (2) PSDI has received an opinion of counsel acceptable to PSDI to the effect that such sale, pledge or transfer may be effected without registration under the Act or qualification under all other applicable securities laws and the proposed transferee has made such representations and agreements as PSDI shall require to assure compliance with the Act and such laws.

            (ii) The Principal Stockholders shall enter into such "lock-up" or similar agreements with respect to the PSDI Shares as may be required by the underwriters in any public offering of PSDI securities to the same extent as such underwriters generally require employees of PSDI or its Affiliates with responsibilities comparable to those to the Principal Stockholders to enter into such "lock-up" or similar agreements; provided, however, that the Principal Stockholders shall have no obligation to enter into any such "lock-up" or similar agreement that does not terminate by its terms on the earlier of 90 days from the date of the final prospectus relating to any such public offering of PSDI securities and 60 days after the first anniversary of the date hereof. Without limiting the foregoing, the Principal Stockholders shall be subject to the same restrictions on the purchase or sale of PSDI securities during so-called "black out" periods in which employees of PSDI or its Affiliates may be in possession of material non-public information concerning PSDI.

         (b) (i) In the event that a Principal Stockholder's employment by the Company shall be terminated at any time prior to the first anniversary of the the Closing Date voluntarily by such Principal Stockholder without Good Reason (as defined below) or involuntarily for Cause (as defined below), then the Company shall have the right to purchase, and if the Company so elects, such Principal Stockholder shall sell to the Company, at the price of US$.01 per share, that number of PSDI Shares equal to such Principal Stockholder's Liquidated Damages Amount (as defined below) divided by the Fair Market Value Per Share (as defined below), rounded up to the next whole share. Because the Principal Stockholders and the other parties hereto hereby agree that the Loss and Expense (as hereinafter defined) suffered by PSDI in the event of such a termination of employment would be impossible to calculate they hereby further agree to fix such Loss and Expense as a liquidated amount for each Principal Stockholder as follows: Stephen M. Caslick, US$101,664; John S. Kennedy, US$101,664; Edwin H. Meyer, US$101,664; and Barry J. Murphy, US$45,576 (the "Liquidated Damages Amount"). The term "Good Reason" shall mean with respect to a Principal Stockholder any action by the Company that results in (i) a material reduction in the compensation and benefits payable by the Company to such Principal Stockholder on an annual basis, (ii) the failure to cause such Principal Stockholder to be reelected or reappointed to the office and position to which such Principal Stockholder was elected and appointed in connection with the consummation of the transactions contemplated hereby, such offices being General Manager in the case of Stephen M. Caslick, Operations Manager in the case of John S. Kennedy, Manager, Professional Services in the case of Barry J. Murphy and Manager, m/net Sales in the case of Edwin H. Meyer, unless such failure to be reelected or reappointed arose out of such Principal Stockholder's own choice, (iii) the removal of such Principal Stockholder from the office and position referred to in clause (ii) above other than for Cause, or (iv) a relocation of the place to which such Principal Stockholder reports for work to a place more than 25 miles outside of London, Ontario. The term "Cause" shall mean with respect to a Principal Stockholder (i) fraud, embezzlement or other deliberate dishonesty of such Principal Stockholder with respect to the Company or an Affiliate thereof, including without limitation any intentional misrepresentation or intentional omission of a material fact in or from the Agreement or the exhibits or schedules hereto or the other documents delivered by such Principal

Stockholder at Closing, (ii) conviction of such Principal Stockholder of a criminal offense involving moral turpitude or (iii) breach by such Principal Stockholder of the Noncompetition Agreement. The term "Fair Market Value Per Share" shall mean with respect to a Principal Stockholder the closing price of the common stock, $.01 par value, of PSDI ("PSDI Common Stock") as reported by the Nasdaq Stock Market at the close of the market on the effective date of the termination of such Principal Stockholder's employment voluntarily without Good Reason or involuntarily for Cause or, if such effective date shall not occur on a Nasdaq Stock Market trading day, at the close of the market on the next succeeding Nasdaq Stock Market trading day; PROVIDED, HOWEVER that, if the PSDI Common Stock is not, as of the date of any determination of Fair Market Value Per Share, traded on the Nasdaq Stock Market, the "Fair Market Value Per Share" of PSDI Common Stock shall be the closing price of PSDI Common Stock (or if no closing price is quoted, the average of the last bid and last asked prices of PSDI Common Stock) on the principal securities exchange or over-the-counter market in which PSDI Common Stock is then traded or, if not traded on any such exchange or in any such market, the "Fair Market Value Per Share" of PSDI Common Stock shall be determined in good faith by the Board of Directors of PSDI.

            (ii) In the event that a Principal Stockholder's employment by the Company shall be terminated at any time prior to the first anniversary of the Closing Date voluntarily by such Principal Stockholder without Good Reason or involuntarily for Cause, PSDI shall deliver to such Principal Stockholder a check in the amount of the purchase price for the PSDI Shares being repurchased against delivery of any instruments reasonably requested by PSDI to effect or confirm the transfer of the PSDI Shares by such Principal Stockholder of PSDI. PSDI shall, after termination or exercise of all purchase rights hereunder, deliver to such Principal Stockholder a certificate or certificates representing the PSDI Shares, if any, as to which he is entitled to ownership free and clear of such purchase rights.

            (iii) If a Principal Stockholder shall have been continuously employed by the Company or another subsidiary of PSDI from the date hereof through the first anniversary of the date of this Agreement has voluntarily terminated his employment with Good Reason or has been involuntarily terminated without Cause, then ownership of all of the PSDI Shares held by such Principal Stockholder as of such date shall no longer be subject to the repurchase rights set forth in this Section 4.4(b)(and, if requested by a Principal Stockholder, PSDI will use commercially reasonable efforts to remove any legends on the certificates representing the PSDI Shares relating to such repurchase rights and cause the return of such certificates to such Principal Stockholder). The PSDI Shares shall, however, remain subject to the restrictions contained in this Agreement, to the extent then applicable.

            (iv) In order to facilitate the exercise of the purchase rights hereunder, PSDI shall hold pursuant to this Agreement all certificates representing PSDI Shares, together with an adequate number of undated and otherwise blank stock powers executed by each Principal Stockholder. PSDI shall have the right to cause transfers of PSDI Shares to be effected pursuant to this
Section 4 (including transfers into its treasury) notwithstanding any failure of any Principal Stockholder to take the action required of him pursuant to this Agreement; provided, however, that no transfer of PSDI Shares shall be effected hereunder unless (A) payment therefor has been made or tendered to the Principal Stockholder or his executor or other legal representative and (B) in the event of the voluntary termination of a Principal Stockholder's employment without Good Reason or involuntary termination of a Principal Stockholder's employment for Cause, not less than 30 days has elapsed since the date of such termination and such Principal Stockholder has not provided notice to PSDI of the commencement of litigation contesting the characterization of any determination that a voluntary termination occurred without "Good Reason" or an involuntary termination occurred as "for Cause". Notwithstanding anything to the contrary contained in this Section 4.4, the restrictions on transfer of the PSDI shares and the repurchase rights contained in this Section 4.4 shall continue in full force and effect until the final and conclusive disposition of such litigation and the expiration of any period for filing an appeal in respect thereof.

         (c) Each certificate representing PSDI Shares shall prominently bear a legend in substantially the following terms:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION. THEY MAY NOT BE OFFERED OR SOLD WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILINGS IN ALL SUCH JURISDICTIONS.

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF FEBRUARY 6, 1998, A COPY OF WHICH THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

   5. REPRESENTATIONS OF THE STOCKHOLDERS. As a material inducement to PSDI's and Purchaser's entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that PSDI and Purchaser are entering into this Agreement in reliance upon the representations and warranties of the Stockholders set out in this Section 5, each of the Stockholders hereby, jointly and severally, warrants and represents to PSDI and Purchaser, on the date hereof as follows:

      5.1 DUE ORGANIZATION, ETC. The Company is a corporation duly organized, validly subsisting and in good standing under the laws of Ontario and has the requisite corporate power and authority to own its property and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the assets, properties or financial condition of the Company. Schedule 5.1 sets forth a list of all jurisdictions in which the Company is duly qualified to do business as a foreign corporation.

      5.2 CAPITAL STOCK.

         (a) AUTHORIZED STOCK OF THE COMPANY. The authorized capital stock of the Company consists of an unlimited number of Class A common shares, of which
449.56 shares are outstanding and an unlimited number of Class B common shares of which 348 shares are outstanding. The outstanding shares of Common Stock are held of record by the Stockholders in the amounts set forth opposite their respective names on Schedule 5.2 (a) hereto. All of the outstanding shares of Common Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

         (b) OPTIONS AND CONVERTIBLE SECURITIES OF THE COMPANY. Except as set forth on Schedule 5.2 (b) hereto, there are no outstanding subscriptions, options, warrants, conversion rights, calls or other rights, securities, agreements or commitments obligating the Company to issue, sell or otherwise dispose of, transfer or convey shares of its capital or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. Except as set forth on Schedule 5.2(b), there are no voting trusts or other agreements or understandings to which the Company or any Stockholder is a party with respect to the voting of the shares of Common Stock, and the Company is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding shares of Common Stock or other equity securities of the Company.

      5.3 AUTHORITY. The Company has full legal right, power and authority to enter into, and perform the transactions contemplated by, this Agreement.

      5.4 MINUTE BOOKS. The minute books of the Company and of each of its Subsidiaries are complete in all material respects and accurately reflect all actions taken by the respective stockholders, boards of directors and committees of each such corporation or other entity and contain true, correct and complete copies of its charter, by-laws, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders. The share certificate book, register of shareholders, register of transfers and register of directors and officers or other registers fulfilling similar functions of the Company and each of its Subsidiaries are complete and accurate in all material respects.

      5.5 SUBSIDIARIES.

         (a) Schedule 5.5 sets forth the name, governing jurisdiction, principal place of business, directors and officers, ownership, authorized, issued and outstanding equity securities and legal status (if other than a corporation) of each direct and indirect Subsidiary of the Company and the information set out in Schedule 5.5 is true and complete.

         (b) Other than as set forth on Schedule 5.5, the Company, or a Subsidiary of the Company whose share ownership is described on Schedule 5.5, is the registered and beneficial owner of all of the outstanding shares in the capital of each Subsidiary of the Company as well as 39.8% of the outstanding shares of Vision Corporation, an Ontario corporation, and 12% of the interests in Advanced Channel Procurement Ltd., an Ohio limited liability company ("Subsidiary Shares"). All of such shares are validly issued, are fully paid, nonassessable and free of all preemptive rights and are held by the Company or by a Subsidiary of the Company, free and clear of all liens, claims, charges and other encumbrances and rights of third parties whatsoever, with no personal liability attaching to the ownership thereof. No shares in the capital of any Subsidiary of the Company, and no partnership or other equity interests in any other Subsidiary of the Company, have been reserved for issuance for any purpose and except as set forth in Schedule 5.5, there is outstanding no subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer of any such shares or partnership or other equity interests or securities by the Company, any Subsidiary of the Company or any other person or entity including any right of conversion or exchange of any outstanding security or other instrument. Except as set forth in
Schedule 5.5, there is outstanding no preemptive right or restriction on transfer with respect to any Subsidiary Shares by reason of the provisions of any law, certificate of incorporation or by-laws or similar charter or organization documents of any Subsidiary of the Company or any agreement or otherwise. Except as set forth in Schedule 5.5, there is outstanding no voting trust, voting agreement, proxy, or other agreement or understanding with respect to the voting of, or the exercise of any other rights with respect to, any Subsidiary Shares.

         (c) Each Subsidiary of the Company is duly organized, validly subsisting and in good standing under the laws of the jurisdiction under which it was created or incorporated, has the requisite power and authority to own its property and carry on its business as presently conducted, is qualified to do business in those jurisdictions in which failure so to qualify would have a material adverse effect on the assets, properties or financial condition of such Subsidiary and is adequately capitalized under applicable laws.

         (d) Every representation and warranty made by the Stockholders or the Company with respect to the Company in this Agreement shall also be deemed to be made and shall also apply, mutatis mutandis, with respect to each of the Company and each Subsidiary of the Company and all of their respective assets, properties and businesses.

         (e) Except as set forth on Schedule 5.5, neither the Company nor any Subsidiary of the Company has outstanding, nor is subject to any obligation or requirement to make, any investment (in the form of a loan, capital contribution or otherwise) in any entity.

      5.6 DUE AUTHORIZATION, ETC.

         (a) The execution and delivery of this Agreement, and all other documents required to be executed and delivered by the Company pursuant to this Agreement, the taking of all actions required in connection herewith or therewith, and the performance by the Company of the obligations to be performed by the Company, as the case may be, hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and the Stockholders. This Agreement has been, and on the Closing Date all other documents required to be executed and delivered by the Company pursuant to this Agreement shall be, duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

         (b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with or result in any breach, violation of or default or an event that, with notice or lapse of time or both, would be a breach, violation or default under or permit or result in the acceleration of any obligation, loss or amendment of any rights, permit or result in the creation or imposition of any lien or encumbrance, or give rise to any obligation under, the terms, conditions or provisions of the charter or by-laws of the Company or any Subsidiary of the Company, or any indenture, mortgage, lease, license, agreement, instrument or other document to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any of their properties is bound, including, without limitation, the Subsidiary Shares, or any permit, judgment, order, decree or any statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company, any of their properties or businesses or any of the transactions contemplated hereby. No certificate, consent, permit, license, approval, order or authorization of or issued by, or registration, declaration or filing with, any Canadian or United States federal, provincial, state, local or foreign governmental agency, instrumentality or authority (all such certificates, consents, permits, licenses, approvals, orders, authorizations, registrations, declarations or filings being hereinafter referred to as "Permits"; and all such agencies, instrumentalities and authorities being hereinafter referred to as "Governmental Agencies"), or any other person or entity is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or to permit the Company or any Subsidiary of the Company to carry on its business after the Closing as the business is currently carried on by the Company or any such Subsidiary.

      5.7 FINANCIAL STATEMENTS.

         (a) The Company has delivered to Purchaser the following consolidated financial statements of the Company and its Subsidiaries (collectively, the "Financial Statements"):

            (i) unaudited balance sheets and related statements of income and changes in financial position as at the end of and for its fiscal year ended July 31, 1995 and 1996;

            (ii) the audited balance sheet and related statements of income and changes in financial position as at the end of and for its fiscal year ended July 31, 1997; and

            (iii) the unaudited balance and related statements of income and changes in financial position sheet as at the end of and for the four-month period ended November 30, 1997.

         (b) All of the foregoing Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") consistently applied (except that the balance sheet referenced in clause (iii) of subsection (a) above may omit footnotes and may be subject to normal, recurring year-end adjustments which shall not be, individually or in the aggregate, material to the business, operations or financial condition of the Company), are complete and correct in all material respects and fairly present the financial position and the results of operations of the Company at the dates and for the periods indicated thereon.

         (c) Except as set forth on Schedule 5.7(c), all accounting ledgers and other books and records of the Company and each of its Subsidiaries are located at the principal office of the Company in London, Ontario, and present fairly the financial condition, results of operations and changes in financial position of the Company and its Subsidiaries as of the date, and for the periods indicated.

         (d) Except as set forth on Schedule 5.7(d) since November 30, 1997, the business of the Company has been conducted in the ordinary course and in conformity with recent past practice. Without limiting the generality of the foregoing, since November 30, 1997, except as set forth on Schedule 5.7(d), the Company has not:

            (i) sold, leased, transferred or otherwise disposed of (including any transfers from the Company to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (as defined below) on, or granted a security interest in, any of the assets reflected on the balance sheet of the Company as at November 30, 1997 or any assets acquired by the Company after the such date, except for licenses of software, sales, leases, transfers or other dispositions in the ordinary course of business consistent with past practice;

            (ii) canceled any debts owed to, waived any claims held by the Company (including the settlement of any claims or litigation) or waived any rights of material value;

            (iii) created, incurred, guaranteed or assumed any indebtedness for borrowed money (whether accrued, absolute, contingent or otherwise) or entered into any capitalized leases, except for leases of office equipment in the ordinary course of business consistent with past practice not exceeding US$25,000;

            (iv) accelerated collection of notes or accounts receivable to a date prior to the date such collection would have occurred in the ordinary course of business;

            (v) delayed payment of any account payable or other liability of the Company beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

            (vi) allowed the levels of raw materials, supplies, work-in-process, finished goods or other materials included in its inventory to vary in any material respect from levels customarily maintained;

            (vii) granted or paid any bonus or other special compensation (other than bonuses aggregating US$200,000 paid to the employees of the Company or its Subsidiaries in the amounts set forth on Schedule 5.7(d)(vii)) or increased the compensation or benefits payable or to become payable to any Stockholder or any directors, officers or employees or instituted any increase in or otherwise amended any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan except for increases required by law;

            (viii) except with respect to licenses of computer software incorporating Company Proprietary Rights (as hereinafter defined) in the ordinary course of business consistent with past practice, sold, assigned or transferred or permitted to lapse or otherwise failed to preserve any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets of the Company, or, to the knowledge of the Company, disclosed any proprietary or confidential information to any person or entity (other than Purchaser, its Affiliates and agents);

            (ix) declared, set aside or paid any dividend or made any other distribution (whether in cash, stock or other property) to any of the shareholders of the Company in respect of any Common Stock or other securities of the Company;

            (x) changed its capital structure or stock ownership in any way, including, without limitation, the purchase, redemption, issuance, call for purchase or redemption or other acquisition of any shares of Common Stock or any other securities of the Company or the acceleration of the exercise period of any option, warrant or other security of the Company;

            (xi) entered into any contract or commitment or taken any other action that is not in the ordinary course of business or that, at the time the Company entered into such contract or commitment or took such action, might reasonably have been expected to have an adverse impact on the transactions contemplated by this Agreement or the Company's business;

            (xii) entered into financial arrangements for the benefit of any shareholder except in the ordinary course of business consistent with past practice;

            (xiii) amended the charter or by-laws of the Company or any Subsidiary of the Company;

            (xiv) borrowed or agreed to borrow any funds or voluntarily incurred, or assumed or become subject to, whether directly or by way of guaranty or otherwise, any obligation or liability, except obligations incurred in the ordinary course of business consistent with past practices;

            (xv) paid, discharged or satisfied any claim, obligation or liability, other than (A) the payment, discharge or satisfaction in the ordinary course of business of obligations reflected on or reserved against in the Balance Sheet at November 30, 1997, or (B) any individual claim, obligation or liability not exceeding US$25,000 that was incurred since the date of the Balance Sheet at November 30, 1997 in the ordinary course of business consistent with past practices or in connection with this transaction (it being understood for purposes of this Section 5.7(d)(xv)(B) the phrase "any individual claim, obligation or liability" shall not include the payroll obligations to the extent paid, discharged or satisfied in the ordinary course of business, consistent with past practice, of the Company and its Subsidiaries);

            (xvi) except as required by this Agreement or by applicable law, adopted, modified or amended in any respect, any agreement or plan (including severance arrangements) for the benefit of its employees;

            (xvii) made any capital expenditures or commitments for any capital expenditures exceeding, in the aggregate, US$25,000;

            (xviii) entered into, amended, terminated or changed any agreement, contract, or commitment involving payment or receipt by it, in the aggregate, of more than US$25,000;

            (xix) knowingly done any act or omitted to do any act, or permitted an act or omission to act, that will cause a breach of any agreement, contract, undertaking or other commitment;

            (xx) merged or consolidated with any entity or purchased the equity capital of any entity or, except in the ordinary course of business consistent with past practices, any assets not exceeding US$25,000 in the aggregate;

            (xxi) waived, released, transferred or permitted to lapse any claims or rights that had a value, or involved payment or receipt by the Company or its Subsidiaries, of more than US$25,000, in the aggregate, or that would have had or could reasonably be expected to have had a material adverse effect;

            (xxii) made any change in any method of accounting or accounting practice;

            (xxiii) paid, loaned, or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or Affiliates, or any officer or director of any of its Affiliates, except for normal business advances to employees consistent with past practices, directors' fees, compensation to officers and compensation increases permitted or contemplated by any other provision of this Agreement, and except for intercompany advances or payments;

            (xxiv) terminated, canceled or modified in any material respect or received notice or a request for termination, cancellation or modification in any material respect of any material contract or agreement to which the Company is a party;

            (xxv) suffered any material adverse change including, without limitation, in respect of its business, assets, financial condition, relations with its customers or products, including, without limitation, in respect of the proposed timing and feasibility of products being developed by the Company; or

            (xxvi) agreed or committed to do or authorized any of the foregoing.

      5.8 TITLE TO AND CONDITION OF ASSETS.

         (a) Except as set forth on Schedule 5.8, the Company or a Subsidiary of the Company, as the case may be, has good and marketable title to all of the tangible assets on the balance sheet of the Company as at November 30, 1997 in each case subject to no security interests, mortgages, liens or encumbrances or other rights of third parties whatsoever, except for liens for taxes not yet due and payable, and, with respect to real estate, minor encumbrances or exceptions to title that do not materially impair the present uses of such assets. The tangible assets are sufficient to permit the continued operation of the Company's and its Subsidiaries' businesses in substantially the same manner as conducted on July 31, 1997. Schedule 5.8 sets out a complete and accurate list of all locations where the tangible assets of the Company and its Subsidiaries are situated, including a brief description of the tangible assets at each location. Except as set forth in Schedule 5.5, there is no agreement, option or other right or privilege outstanding in favor of any person or entity for the purchase from the Company or any of its Subsidiaries of its business or any of its assets not in the ordinary course of business. Substantially all of the tangible assets of the Company and its Subsidiaries (including, without limitation, substantially all computer equipment owned by the Company or its Subsidiaries) are in good operating condition and repair, ordinary wear and tear excepted.

         (b) Except as set forth on Schedule 5.8, all receivables shown on the balance sheet of the Company as at November 30, 1997, and all receivables accrued by the Company since the date of such balance sheet, have arisen in the ordinary course of business and have been collected or, to the knowledge of the Company, are collectible in the aggregate amount shown, less any allowances for doubtful accounts and sales returns reflected therein, and, in the case of receivables arising since the date of such balance sheet, any additional allowances in respect thereof calculated in a manner consistent with the allowances reflected in such balance sheet. Schedule 5.8 sets forth the aging of accounts receivable of the Company and of each Subsidiary of the Company as of November 30, 1997. Except as set forth on Schedule 5.8, each account receivable of the Company and of each Subsidiary of the Company represents the undisputed, bona fide sale and delivery of goods or services to, or as directed by, the account debtors set forth on such Schedule. None of such accounts receivable is represented by a note or chattel paper other than such leases properly characterized as conditional sales as described in Schedule 5.8 or is due from a Subsidiary of the Company or an Affiliate of the Company or any party which does not deal at arm's-length with the Company.

      5.9 REAL PROPERTY.

         (a) The Company and its Subsidiaries own no real property and, since their incorporation or formation, have owned no real property.

         (b) Schedule 5.9 hereto lists each lease, sublease, license or other agreement under which the Company or any Subsidiary of the Company uses, occupies or has the right to occupy any real property (each, a "Company Lease"). Complete copies of the Company Leases, and all material amendments thereto (which are identified on Schedule 5.9), have previously been delivered by the Company to Purchaser. Neither the Company nor its Subsidiaries have mortgaged, pledged or granted a lien or a security interest in any of the Company Leases. The Company Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms; except as set forth on Schedule 5.9, none of the Company Leases has been amended since the date of delivery of a copy thereof to Purchaser. Neither the Company nor, to the knowledge of the Company, any other party to a Company Lease, has committed a material breach or default under any Company Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, nor are there any facts or circumstances that would reasonably indicate that the Company or any Subsidiary of the Company is likely to be in material breach or default thereunder.
Schedule 5.9 correctly identifies each Company Lease that requires the consent of any third party in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Company Leases remains to be paid for or to be performed by the Company or any Subsidiary of the Company. None of the Company Leases has been assigned by the Company or a Subsidiary of the Company in favor of any other party. The current uses of the premises to which each Company Lease relates comply with applicable laws.

    5.10 INTELLECTUAL PROPERTY.

         (a) Except as set forth on Schedule 5.10 hereto, the Company or a Subsidiary of the Company owns all inventions, works, patents, information, data, trademarks, domain names, trade names, service marks, copyrights, and any registrations or applications therefor, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding software programs generally available to the public through retail dealers in computer software or directly from the manufacturer or the developer, which have been licensed to the Company or a Subsidiary of the Company as an end-user without a right to modify, distribute or sublicense the same and which are used in the Company's or such Subsidiaries' business but are in no way incorporated into the Company's or its Subsidiaries' products ("Commercial Software")) that are used in the business of the Company or a Subsidiary of the Company as currently conducted or as currently proposed to be conducted by the Company and each Subsidiary of the Company (the "Company Proprietary Rights"), free and clear of any and all mortgages, pledges, liens, claims charges, security interests or leases ("Encumbrances.") Except as set forth on Schedule 5.10, there is no reason why the Company and its Subsidiaries will not be able to continue to own, license or use all Company Proprietary Rights necessary for the lawful conduct of their business as currently conducted and as currently proposed to be conducted, without any infringement or conflict with the rights of others arising as a result of patents held by or licensed to such other persons or, to the knowledge of the Company, without any infringement or conflict with the rights of others arising other than as a result of such patents. Except as set forth on Schedule 5.10, all of the Company's and its Subsidiaries' rights in and to the Company Proprietary Rights are freely assignable in their own names, including the right to create derivative works, and the Company and its Subsidiaries are under no obligation to obtain any approval or consent for use of any of the Company Proprietary Rights.

         (b) Set forth on Schedule 5.10 is a complete list of all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, computer software programs or applications and tangible proprietary information included in the Company Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Company Proprietary Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Except as set forth on Schedule 5.10, none of the Company's or its Subsidiaries' currently marketed software products has been registered for copyright protection with the Canadian Intellectual Property Office or the United States Patent and Trademark Office or Register of Copyrights or any other foreign offices nor has the Company or a Subsidiary of the Company received any written request to make any such registration.

         (c) Except as set forth on Schedule 5.10, the Company and its Subsidiaries are not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of the Company Proprietary Rights.

         (d) Set forth on Schedule 5.10 is a complete list of all material licenses, sublicenses and other agreements as to which the Company or any Subsidiary of the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Proprietary Right, which includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company Proprietary Rights include all patents, trademarks, trade names, service marks, trade secrets and software that are necessary for the Company or its Subsidiaries to satisfy and perform such licenses, sublicenses and agreements. Neither the Company nor any Subsidiary of the Company is in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's and its Subsidiaries' rights under such license, sublicense or agreement. Such licenses, sublicenses and agreements are in full force and effect and, to the knowledge of the Company, with respect to parties other than the Company or any Subsidiary of the Company, are binding and enforceable against each of the parties thereto in accordance with their respective terms. Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company or its Subsidiaries to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

         (e) All of the Company Proprietary Rights set forth on Schedule 5.10 as having been issued by, registered with or filed with the Canadian Intellectual Property Office or the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries listed on Schedule
5.10 have been so duly issued by or registered with (based on certificates or other written documents that the Company or its Subsidiaries have received from such office, register or other offices) or, duly filed in, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in Canada, the United States and each such other country. The Company and each Subsidiary of the Company have taken reasonable precautions (i) to protect their rights in the Company Proprietary Rights and (ii) to maintain the confidentiality of their trade secrets, pending patent applications, know-how and other confidential Company Proprietary Rights, and there have been no acts or omissions by the officers, directors and shareholders of the Company or its Subsidiaries or, to the knowledge of the Company, any other employee of the Company or its Subsidiaries, the result of which would be to compromise the rights of the Company or its Subsidiaries to apply for or enforce appropriate legal protection of such Company Proprietary Rights, except as set forth on Schedule 5.10. Without limiting the generality of the foregoing, the Company's and its Subsidiaries' products, packaging and documentation contain copyright notices sufficient to notify others of the Company's and its Subsidiaries' copyright protection on the copyrighted portions of the Company Proprietary Rights.

         (f) Except as set forth on Schedule 5.10, no claims with respect to the Company Proprietary Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds for any bona fide claims, to the knowledge of the Company, with respect to any such valid grounds relating to copyrights, trademarks, service marks or trade secrets, to the effect that the development, sale, licensing or use of any of the products of the Company or its Subsidiaries as now developed, sold or licensed or used or proposed for development, use, sale or licensing by the Company or its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, against the use by the Company or its

Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's or its Subsidiaries' businesses as currently conducted or as proposed to be conducted by the Company or its Subsidiaries, or challenging the ownership by the Company or its Subsidiaries, validity or effectiveness of any of the Company Proprietary Rights. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Proprietary Rights by any third party, including any employee or former employee of the Company or its Subsidiaries. No Company Proprietary Right or product of the Company or its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or its Subsidiaries.

         (g) Except as set forth on Schedule 5.10(g), each current or former employee, officer and consultant of the Company or its Subsidiaries that contributed materially to the creation or invention of any of the Company Proprietary Rights executed a confidentiality agreement in substantially the form attached hereto as Schedule 5.10 prior to the time of any such creation or invention, agreeing to maintain the confidentiality of the Company Proprietary Rights and the Company's and its Subsidiaries' other confidential information. Except as set forth on Schedule 5.10(g), no employee, officer or consultant of the Company or its Subsidiaries incorporated anything into the Company Proprietary Rights in violation or in breach of any term or provision of any employment or consulting contract, proprietary information and inventions agreement, non- competition agreement or any other contract or agreement between such employee, officer or consultant and another party. To the knowledge of the Company, no employee, officer or consultant of the Company or its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee, officer or consultant with the Company or its Subsidiaries or any previous employer.

         (h) The Company or its Subsidiaries have in their possession copies of source code for all computer programs that are material to the business of the Company and its Subsidiaries and that form part of the Company Proprietary Rights. Such source code is fully documented in a manner that a reasonably skilled programmer in the programming environment specified in Schedule 5.10 could understand, modify, compile and otherwise utilize all aspects of the related computer programs without reference to other sources of information. The Company and its Subsidiaries do not use, nor do the Company Proprietary Rights contain or utilize, any encryption, enciphering or other similar technology. The computer programs of the Company containing the Company Proprietary Rights that have been made available generally to the public do not contain any viruses, time locks, trojan horses, back doors or other means by which they may be disabled or remotely accessed or bugs that materially interfere with the operation of the computer programs containing the Company Proprietary Rights. Except with respect to the Company Proprietary Rights distributed to Vision Corporation pursuant to that certain license agreement dated December 2, 1997, all copies of any computer programs forming part of the Company Proprietary Rights have been distributed solely in object code form with notices containing the notations "copyright" or "(c)" and "copyright [year of publication] [company]". Except with respect to the Company Proprietary Rights distributed to Vision Corporation pursuant to that certain license agreement dated December 2, 1997, there has been no disclosure of such programs other than through licensing of object code versions since the respective dates listed in
Schedule 5.10. Each copy so distributed is the subject of the valid, existing and enforceable license agreement in the form attached in Schedule 5.10. The Company and its Subsidiaries have existing back-ups of, and regularly back up, all computer programs and data which form part of the Company Proprietary Rights in a secure location to which it has immediate unrestricted access. The computer programs included within the Company Proprietary Rights operate in all material respects within their specifications, and contain no data dependency which might render them inoperable, erratic or incorrectly operating (for example, dates involving the years 1999 or 2000). The use of the Company's or its Subsidiaries' electronic commerce computer programs to facilitate transactions does not violate any laws or regulations applicable to such transactions and such programs store and reproduce data in a format convenient for taking any acts necessary to comply with such laws or regulations. Other than customer support requests in the ordinary course of business, the Company and its Subsidiaries have not received any complaints from licensees about the incorrect operation of their products, or any product liability claims.

         (i) Schedule 5.10, attached hereto, lists and describes any and all (i) custom software developed by the Company pursuant to the Technical Consulting Agreement dated as of June 2, 1997 by and between the Allen-Bradley Company ("A-B") and the Company (the "A-B Agreement") that, pursuant to Subsection 1 of the Section of entitled "Inventions, Copyrights, Etc." of the A-B Agreement, is, has become or will become the sole and exclusive property of A-B or the owner of the A-B Information (as that term is defined in Subsection 1 of the Section entitled "Inventions, Copyrights, Etc." of the A-B Agreement); (ii) "Materials" (as that term is defined in Subsection 2 of the Section entitled "Inventions, Copyrights, Etc." of the A-B Agreement) to which any right, title or interest has been assigned or should be assigned by the Company to A-B pursuant to the A-B Agreement; and (iii) Materials which are works made for hire by the Company pursuant to the A-B Agreement. Notwithstanding the immediately preceding sentence, the Company need not list on Schedule 5.10 Materials that are comprised of intellectual property that originated with A-B, its Affiliates or customers, provided that the Company retains the right to produce comparable materials for third parties and can do so without using any A-B intellectual property or infringing any of A-B's rights.

      5.11 INVENTORY. Except to the extent of the aggregate reserves provided for in the latest dated balance sheet included in the Financial Statements, all inventory owned by the Company or its Subsidiaries is in good condition and repair, is fully saleable in the ordinary course of business at normal prices and of merchantable quality without any restriction on resale, was produced or acquired in the ordinary course of business, is not obsolete or slow moving and, in both quantity and nature, is appropriate for use in the operation of the business of the Company or its Subsidiaries as currently conducted. All such inventory manufactured by the Company or any of its Subsidiaries, and, to the knowledge of the Company, all other inventory owned by the Company or its Subsidiaries, is free from defects in design, materials and workmanship.

      5.12 CONTRACTS.

         (a) Except as set forth on Schedule 5.12, neither the Company nor any Subsidiary of the Company is a party to any written or oral:

            (i) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services involving in any one case US$25,000 or more;

            (ii) agreement, contract or commitment to sell or supply products or to perform services involving products to be supplied or services including maintenance services to be performed during the term of such agreement, contract or commitment at a price of, in any one case, US$25,000 or more;

            (iii) lease of personal property under which the Company or a Subsidiary of the Company is either lessor or lessee, which lease provides for payments in the aggregate in excess of US$25,000;

            (iv) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other instrument, contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

            (v) commitment or agreement for any capital expenditure or leasehold improvement in excess of US$25,000;

            (vi) agreement, contract or commitment limiting or restraining the Company or a Subsidiary of the Company from conducting its business as now conducted;

            (vii) license with respect to the Company Proprietary Rights (whether the Company or a Subsidiary of the Company is a licensee or licensor thereunder), franchise, distributorship, source code escrow or other agreement which relates in whole or in part to the Company Proprietary Rights, in each case material to the business and operations of the Company;

            (viii) contract, agreement or commitment, whether written or oral, with any present or former independent contractor of the Company or a Subsidiary of the Company or with respect to the independent contracting arrangement with any person or entity by the Company or a Subsidiary of the Company;

            (ix) contract, agreement or commitment with the Company or any Subsidiary of the Company;

            (x) bonus, deferred compensation, pension, severance, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or arrangement;

            (xi) agreement for personal services with a term of service specified in the agreement or any agreement for personal services in which the Company or a Subsidiary of the Company has agreed on the termination of such agreement to make any payments greater than those that would otherwise be imposed by law;

            (xii) agreement of guarantee or indemnification of the obligations of a third party;

            (xiii) agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company or a Subsidiary of the Company to compete with any person in any geographic area or to engage in any line of business;

            (xiv) joint venture or profit-sharing agreement;

            (xv) distribution, VAR or OEM agreement (identifying any that contain exclusivity provisions);

            (xvi) agreement or arrangement with any third party to develop any intellectual property or other asset expected to be used or currently used or useful in the business of the Company or a Subsidiary of the Company;

            (xvii) agreement or arrangement for the Company or a Subsidiary of the Company to develop any intellectual property or other asset for any third party;

            (xviii) agreement or arrangement providing for the payment of any commission based on sales;

            (xix) agreement or commitment to which present or former directors or officers (or their Affiliates or members of their immediate families) or Affiliates (or directors or officers of an Affiliate) are also parties;

            (xx) agreement or commitment where the Company or a Subsidiary of the Company pursuant to the express terms of such agreement or commitment could be required by a third party, in such party's sole discretion, to return payments received by the Company or such Subsidiary more than ninety days after such receipt for the sale, license or distribution of any of its products or services;

            (xxi) agreement or commitment entitling a third party to the most favorable price or other terms for any product or service the Company or a Subsidiary of the Company offers to any other third party;

            (xxii) agreement not described above (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) involving the payment or receipt by the Company or a Subsidiary of the Company of more than US$25,000, other than the Company Leases; or

            (xxiii) agreement not described above that was not made in the ordinary course of business or that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company.

         (b) Except as set forth on Schedule 5.12, all contracts, leases, instruments, licenses and other agreements or documents described on Schedule
5.12 (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) are valid and in full force and effect and the Company or a Subsidiary of the Company is entitled to the full benefit and advantage thereof in accordance with its terms and the Company or a Subsidiary of the Company has not, nor, to the knowledge of the Company, has any other party thereto, breached any provision of, or defaulted under the terms of any such contract, lease, instrument, license or other agreement or document and to the knowledge of the Company there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any such contract, lease, instrument, license or other agreement or document. Other than customer support requests in the ordinary course of business, the Company and its Subsidiaries have not received notice of any dispute between the Company or a Subsidiary of the Company and any other party in respect of any such contract, lease, instrument, license or other agreement or document. Schedule 5.12 identifies each agreement and other document set forth on Schedule 5.12 or disclosed by the Company on another Schedule hereto that requires the consent of a third party in connection with the transactions contemplated hereby (the "Required Consent Contracts").

      5.13 LITIGATION. Except as set forth on Schedule 5.13, there is no action, suit, litigation, claim, application, complaint, proceeding or investigation pending or, to the knowledge of the Company, threatened by or against the Company or any Subsidiary of the Company or any of their respective businesses, properties or assets or affecting their respective businesses, properties, assets or operations. To the knowledge of the Company, there is no factual or legal basis which could give rise to any such action, suit, litigation, claim, application, complaint, proceeding or investigation. Neither the Company, any Subsidiary of the Company nor any of its properties or assets is subject to any order, writ, injunction, decree or judgment of any court or Governmental Agency.

      5.14 FOREIGN LANGUAGE CONTRACTS. No contract, agreement or commitment relating to the business of the Company or its Subsidiaries that is expressed in a language other than English provides for any liabilities or obligations of the Company or any of its Subsidiaries (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that could reasonably be expected to have a material adverse effect on the business, assets, financial condition or prospects of the Company.

      5.15 BANKING FACILITIES. Schedule 5.15 sets forth a complete and correct list of all the names and locations of all banks or other depository institutions in which any Subsidiaries of the Company have accounts or safe deposit boxes, together with the names of all persons authorized to draw on such accounts or safe deposit boxes.

      5.16 LABOR MATTERS. The employees of the Company and of each Subsidiary of the Company are not represented by any trade union or employee organization or group or covered by any collective bargaining agreement. Neither the Company nor any Subsidiary of the Company has engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company. There is no application, complaint or proceeding filed or pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company with or before any labor relations board or human rights tribunal or any similar government tribunal or agency or under any statute. Neither the Company nor any Subsidiary of the Company has experienced any work stoppage or other labor difficulty or any unionization attempt except as set forth on Schedule 5.16 and none is pending or threatened. Except as set forth on Schedule 5.16, there is no discrimination charge (relating to sex, age, race, national origin, handicap or veteran status) pending before any Governmental Agency nor, to the knowledge of the Company, any reasonable basis therefor, and there is no labor strike or similar dispute or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary of the Company. There is no outstanding demand for union representation of employees of the Company or any Subsidiary of the Company. No representation question is pending before any labor relations board involving any attempt to organize a bargaining unit including any employees of the Company or any Subsidiary of the Company. All current assessments in respect of workers' compensation premiums exigible against the Company and its Subsidiaries have been paid to date, there are no current or threatened penalty assessments on account of workers' compensation affecting the Company and its Subsidiaries and their businesses

      5.17 COMPLIANCE WITH LAWS. The Company and each Subsidiary of the Company has complied in all material respects with all Canadian and United States federal, provincial, state, local and foreign laws, regulations and orders applicable to their respective businesses, and with the United States Foreign Corrupt Practices Act, 15 U.S.C. sec.sec.78m, 78dd-1, 78dd-2 and 78ff (as if it were applicable to the Company, each Subsidiary and their respective business) and similar non- United States laws, and the present uses by the Company and each Subsidiary of the Company of their respective properties and the operation of the businesses of the Company and each Subsidiary of the Company.

      5.18 EMPLOYMENT MATTERS; EMPLOYEE BENEFIT PLANS.

         (a) Except as set forth on Schedule 5.18(a), there are not any grievances, disputes or controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective present or former employees or independent contractors or any person or entity representing any such employee or independent contractor. Neither the Company nor any of its Subsidiaries is currently subject to any claims by present or former employees or independent contractors of the Company or any such Subsidiary, including, without limitation, claims for wages, salaries, commissions or benefits, except in respect of amounts provided for in the Financial Statements or incurred in the ordinary course of business consistent with past practice.

         (b) Except as set forth on Schedule 5.18(b), the Company and each of its Subsidiaries, has paid or provided for all amounts currently due and payable to all of its present or former employees and independent contractors, including, without limitation, straight time and overtime pay, vacation pay, fringe benefits, severance pay, and disability payments and has paid, and will pay, on or before the Effective Time, over to the appropriate Governmental Agencies or other appropriate persons or entities, all accrued Taxes, social security and other payments required to be withheld and payable with respect to such present and former employees and independent contractors through the Effective Time including, without limitation, income taxes, Canada Pension Plan, contributions, provincial pension plan contributions, employment insurance premiums and employer health taxes. Except as set forth on Schedule 5.18(b), neither the Company nor any of its Subsidiaries has liability for unfunded worker's compensation claims.

         (c) Schedule 5.18(c) sets forth all the employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal disability and similar plans and arrangements or practices maintained at any time for employees of the Company or any Subsidiary of the Company (the "Benefit Plans").

         (d) Except as set forth on Schedule 5.18(d), neither the Company nor any Subsidiary of the Company maintains a formal or informal severance pay plan or policy for its employees; nor, except as set forth in the plans or policies listed on such Schedule, does the Company or any Subsidiary of the Company provide to its employees severance pay.

         (e) Each Benefit Plan set forth on Schedule 5.18(e) has been administered in accordance with its terms and has been established, invested and administered in compliance in all respects with all other Canadian or United States federal, provincial, state, local and foreign laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to it (the "Benefit Plan Laws") and in accordance with all understandings, written or oral, between the Company, its Subsidiaries and the employees of the Company and of its Subsidiaries, and all reports required by any Governmental Agency with respect thereto have been or as of the Closing will have been timely filed. Neither the Company nor any person or entity under common control with the Company is in default or violation of any provisions of any Benefit Plan or any law, regulation or order related thereto and no moneys are owing with respect to any such default or violation.

         (f) The Company has heretofore delivered to Purchaser or its counsel true, correct and complete copies of all the Benefit Plans as amended as of the date hereof together with all related documentation including, without limitation, all (i) the trust agreements, investment management agreements or other funding vehicles related to all Benefit Plans, (ii) any summary plan description related thereto, and (iii) all agreements, professional opinions, reports, plan descriptions, actuarial reports, financial statements, material correspondence and other documents of a type comparable to those described in this Section 5.18(f) that are required to be entered into, received, prepared or filed pursuant to the Benefit Plan Laws, if any.

         (g) No liability under Title IV of the United States Employee Retirement Income Security Act of 1973, as amended ("ERISA"), has been incurred by the Company or any of its Subsidiaries with respect to any Benefit Plan or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with the Company within the meaning of Sections 414(b) or (c) of the United States Internal Revenue Code of 1986, as amended (the "Code"). No Benefit Plan has incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code.

         (h) There has been no "prohibited transaction" (as such term is defined in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan. No penalty or tax under Section 502(i) of ERISA or
Section 4975 of the Code has been imposed upon the Company or any of its Subsidiaries with respect to its ownership or operation of any of the Company's or its Subsidiaries' assets. The transactions contemplated by this Agreement will not result in any vesting or accrual under any Benefit Plan.

         (i) The Company has delivered to Purchaser a true and complete copy of all employee handbooks and all employment policies currently used in connection with the Company's and its Subsidiaries' businesses and operations.

         (j) Except as set forth on Schedule 5.18(j), there are no unfunded liabilities or obligations with respect to any of the Benefit Plans, under any Canadian or United States federal, provincial, state, local or foreign laws, regulations or orders.

         (k) No Benefit Plan contains any assets allocable to participants other than to current or former employees of the Company or any Subsidiary of the Company formerly employed in connection with the business of the Company or a Subsidiary of the Company or their beneficiaries.

         (l) Neither the Company nor any Subsidiary of the Company currently maintains any Benefit Plan under which the Company or any Subsidiary of the Company has any present or future liability to persons other than current employees of the Company or a Subsidiary of the Company or former employees of the Company or any Subsidiary of the Company and their beneficiaries.

         (m) No event has occurred with respect to any Pension Plan since January 1, 1986, which constitutes a partial termination of such Pension Plan under Section 411(d)(3) of the Code.

         (n) No fact or circumstance exists that could adversely affect the tax exempt status of a Benefit Plan. None of the Benefit Plans enjoys any special tax status under the Income Tax Act (Canada) or under other Benefit Plan Laws, nor have any advance tax rulings been sought or received in respect of the Benefit Plans. No Benefit Plan is subject to any qualification or registration required under any Benefit Plan Law.

         (o) No material changes have occurred to any of the Benefit Plans or are expected to occur which would affect the actuarial reports or financial statements required to be provided to Purchaser pursuant to Section 5.18(f)(iii). No amendments have been made to any Benefit Plan and no improvements to any Benefit Plan have been promised and no amendments or improvements to a Benefit Plan will be made or promised prior to Closing. There have been no improper withdrawals, applications or transfers of assets from any Benefit Plan or the trusts or other funding media relating thereto, and none of the Company, any Subsidiary thereof nor any of their agents, has been in breach of any fiduciary obligation with respect to the administration of any Benefit Plan or the trusts or other funding media relating thereto. Subject to approvals under Benefit Plan Laws, Purchaser may merge any Benefit Plan or the assets transferred from any Benefit Plan with any other arrangement, plan or fund.

         (p) All obligations regarding the Benefit Plans have been satisfied, there are no outstanding defaults or violations by any party thereto and no taxes, penalties or fees are owing or exigible under any of the Benefit Plans. All contributions or premiums required to be made under the terms of each Benefit Plan or by Benefit Plan Laws have been made in a timely fashion in accordance with Benefit Plan Laws and the terms of the Benefit Plans, and the Company and its Subsidiaries do not have, and as of Closing will not have, any liability (other than liabilities accruing after Closing) with respect to any of the Benefit Plans. Contributions or premiums will be paid by the Company or its Subsidiaries on an accrual basis for the period up to Closing even though not otherwise required to be made until a later date in respect of the period that includes Closing. No insurance policy or any other contract or agreement affecting any Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves established with respect to each Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

         (q) There are no pending or threatened investigations, litigation, proceedings or enforcement actions concerning the Benefit Plans or against the Company or its Subsidiaries (or beneficiaries) with respect to any of the Benefit Plans nor any insurance policy, trust agreement or other contract relating thereto, and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, proceeding or enforcement action.

         (r) There are no actions, suits or claims pending or threatened by former or present employees of the Company or its Subsidiaries (or their beneficiaries) with respect to the Benefit Plans or any insurance policy or other contract relating thereto (other than routine claims for benefits).

         (s) Each Benefit Plan, to the extent that it requires funding, is fully funded or fully insured on both an ongoing and solvency basis pursuant to the actuarial assumptions in Schedule 5.18(j).

         (t) No provision of any of the Benefit Plans prohibits the Company or a Subsidiary of the Company, as the case may be, from unilaterally amending, modifying, varying or terminating, in whole or in part, such Benefit Plan or taking contribution holidays under or withdrawing surplus from such Benefit Plan subject only to approvals required by the Benefit Plan Laws.

         (u) All employee data necessary to administer each Benefit Plan has been provided to Purchaser and is true and correct in all material respects as of the date hereof and the Company will notify Purchaser of any changes thereto occurring prior to the Closing.

         (v) Except as disclosed in Schedule 5.18(v), none of the Benefit Plans provides benefits to retired employees or to the beneficiaries or dependents of retired employees.

         (w) The Company and its Subsidiaries do not have any contribution or other obligation or liability, as of the date hereof, with respect to any multi-employer pension or employee benefit plan.

      5.19 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.19:

         (a) Neither the Company nor any Subsidiary of the Company has violated, and each of the Company and each of its Subsidiaries is in material compliance with, all Environmental Laws (as defined below) applicable to it. Neither the Company or any Subsidiary of the Company nor, to the knowledge of the Company, any other person or entity has caused or permitted any Hazardous Material (as defined below) to be produced, used, stored, handled or transported, except in compliance with all applicable Environmental Laws. Neither the Company or any Subsidiary of the Company nor, to the knowledge of the Company, any other person or entity has caused or permitted any Hazardous Material to be stored, emitted, released, discharged or otherwise disposed of except in compliance with all applicable Environmental Laws. There has been no release, discharge or clean-up of Hazardous Materials in connection with the operation of the business of the Company or any Subsidiary of the Company, any other business concluded by the Company or any assets or properties of any Subsidiary of the Company by the Company, the Company's lessees, employees or agents. The properties of the Company and each of its Subsidiaries are free from Hazardous Materials.

         (b) There has been no litigation, proceeding, administrative action or investigation brought or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, or any settlement reached by the Company or any such Subsidiary with any person or entity concerning the alleged presence, disposal or release of any Hazardous Materials, and currently there is no litigation, proceeding, administrative action or investigation pending or, to the knowledge of the Company, threatened concerning the alleged presence, disposal or release of any Hazardous Materials of the Company or any Subsidiary of the Company.

         (c) Neither the Company nor any Subsidiary of the Company has exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that would or could reasonably be expected in the future to cause the Company, any Subsidiary of the Company or Purchaser to be liable for damages, fines or penalties, or to incur expenses (including, without limitation, legal and consulting fees) in connection with any claim of illness of or personal injury to any employee or other individual. Without limiting the generality of the foregoing, the Company and its Subsidiaries have not violated and are in full compliance with all applicable state, local and foreign laws, regulations and orders governing occupational safety and health standards.

         (d) Neither the Company nor any Subsidiary of the Company is or has been, subject to any proceedings alleging the violation of any Environmental Law or to determine whether any remedial action is needed to respond to a release. There are no circumstances that could reasonably be expected to give rise to any civil or criminal proceedings or liability regarding the release or presence of a Hazardous Material or the violation of any Environmental Law by the Company or any Subsidiary of the Company, or their respective employees, agents or others for whom it is responsible. There are no proceedings nor any circumstances or material facts which could, if true, give rise to any proceedings, in which it is alleged that the Company or any Subsidiary of the Company or any of their respective predecessors are potentially responsible for a domestic or foreign federal, provincial, state, municipal or local clean-up or remediation of lands contaminated with Hazardous Materials or for any other remedial or corrective action under an Environmental Law. The Company and each Subsidiary of the Company and their respective predecessors have maintained all environmental and operating documents and records in the manner and for the time periods required by the Environmental Laws. There has never been conducted an environmental audit of the Company or any Subsidiary of the Company. For purposes of this Section, an environmental audit includes any evaluation, assessment, review or study performed at the request of or on behalf of the Company or any Subsidiary of the Company, a prospective purchaser of the Company or any Subsidiary of the Company or their respective business or assets, a court or a Governmental Agency.

         (e) As used in this Agreement, "Environmental Laws" shall mean all Canadian or United States federal, provincial, state, local and foreign laws, rules, regulations and guidances relating to pollution or protection of the environment or public or occupational or human health and safety, and the manufacture, importation, handling, transportation, storage, disposal and treatment of Hazardous Materials including, without limitation, laws, rules and regulations relating to production, storage, emission, discharge, release or threatened release of any Hazardous Material into ambient air, surface water, ground water or land, or otherwise relating to pollution control or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         (f) As used in this Agreement the term "Hazardous Materials" means any substance or pollutant, any solid, liquid, gas, odor, heat, sound, vibration, radiation or combination of them that is categorized as hazardous or is regulated or prohibited by any Environmental Law.

         (g) As used in Section 5.19, the term "release" includes an actual or potential discharge, deposit, spill, leak, pumping, pouring, emission, emptying, injection, escape, leaching, seepage or disposal of a Hazardous Material which is or may be in breach of any Environmental Laws.

      5.20 BONUSES AND TERMINATION PAYMENTS. Schedule 5.20 sets forth each bonus, termination or other severance payment which the Company or any Subsidiary of the Company is obligated to pay other than pursuant to law to any officer or employee of the Company or any Subsidiary of the Company or any independent contractor engaged by the Company or any Subsidiary of the Company on account of the transactions contemplated hereunder or the termination of such officer's employment after the date hereof. Except as set forth on Schedule 5.7(d), as of the Closing Date, all payments due to officers or other employees of, or independent contractors engaged by, the Company or any Subsidiary of the Company by way of salaries, bonuses, incentive, commission, severance or termination payments will have been made and neither the Company nor any Subsidiary of the Company will have accrued any such payments to be made after the Closing Date (other than in respect of salaries and wages for current pay periods and bonuses, vacation pay, commissions and severance payments payable under plans generally applicable to employees of the Company and its Subsidiaries).

      5.21 ABSENCE OF CERTAIN EVENTS. Since the date of the financial statements of the Company referred to in Section 5.7(a)(ii), the Company and its Subsidiaries have conducted their businesses only in the ordinary course in the same manner as theretofore conducted and there has not since such date been any material adverse change (whether or not covered by insurance) in the business, results of operations, financial condition, assets or liabilities or prospects of the Company or any of its Subsidiaries or in the manner of conducting the businesses of the Company and its Subsidiaries nor has the Company or any Subsidiary of the Company suffered the loss of any Permit or of any agreement, contract or commitment required to be set forth on Schedule 5.12.

      5.22 SCHEDULE OF WARRANTY AND PRODUCT LIABILITY CLAIMS. Schedule 5.22 contains a true and complete listing of (a) all products manufactured or sold by the Company or any Subsidiary of the Company and returned to the Company or any such Subsidiary because of warranty or other problems during the period from July 31, 1996 to the present, (b) all product liability claims made against the Company or any Subsidiary of the Company with respect to the business of the Company or any such Subsidiary during the period from July 31, 1996 to the present and (c) to the extent available, all credits, credit memos, offsets and allowances made with respect to all warranty and other claims and problems with respect to products made or sold by the Company or any Subsidiary of the Company during the period from July 31, 1996 to the present. Except as set forth on
Schedule 5.13, during the period from July 31, 1996 to the present, neither the Company nor any Subsidiary of the Company has been a defendant in any product liability litigation relating to any products made or sold by the Company or any Subsidiary of the Company and, to the knowledge of the Company, no such litigation was threatened during such period. The reserves established on the latest dated balance sheet included in the Financial Statements, whether for returned products, free upgrade of product, warranty payments or otherwise, are adequate to account for all such contingent liabilities of the Company and its Subsidiaries.

      5.23 DISTRIBUTORS. Schedule 5.23 contains a true and complete list of all persons and entities through whom the Company and each Subsidiary of the Company has sold its products during the period since July 31, 1994, as broker, agent, distributor or otherwise, and of all agreements and contracts with any such broker, agent, distributor or other person or entity in connection with the marketing or sale of any of the Company's and each its Subsidiaries' products during such period.

      5.24 CUSTOMERS. Schedule 5.24 contains a true and complete list of all customers of the Company and each Subsidiary of the Company during the period from July 31, 1996 to the present and all persons other than such customers that presently have maintenance arrangements with the Company or any Subsidiary of the Company. Except as set forth on Schedule 5.24, none of the Inventory is identified to any order or agreement, and neither the Company nor any Subsidiary of the Company is a party to any such order or agreement with any person or entity related to the sale or potential sale of any of its products. Except as set forth on Schedule 5.24, to the knowledge of the Company, none of the listed customers has provided notice of an intention to cease doing business with the Company or any Subsidiary of the Company in any respect or otherwise to change its business relationship with the Company or any Subsidiary of the Company and there are no unresolved disputes with any customers.

      5.25 SUPPLIERS. A true and complete list of all suppliers from or through whom the Company or any Subsidiary of the Company has purchased products or services for use in connection with its business since July 31, 1996 has been delivered to Purchaser or its counsel. To the knowledge the Company, none of such suppliers has provided notice of an intention to change its business relationship with the Company or any Subsidiary of the Company or to cease doing business with the Company or any Subsidiary of the Company and there are no unresolved disputes with any suppliers. Except as set forth on Schedule 5.12, neither the Company nor any Subsidiary of the Company is a party to any material agreement (whether a requirements, output, volume purchase, discount or license agreement or otherwise) with any person or entity related to the purchase or potential purchase of any supplies used in connection with the business of the Company or any Subsidiary of the Company.

      5.26 PERMITS. Except as set forth on Schedule 5.26, each of the Company and each Subsidiary of the Company has obtained all material Permits from, has given all notices to, and has made all material filings with and material reports to, all Governmental Agencies required for or in connection with the lawful and continuous operation of the business of the Company and each Subsidiary of the Company, respectively, as they are currently being conducted, including, without limitation, all such Permits as may be required to permit lawful use, storage, treatment, handling and disposal of any Hazardous Materials stored, used or generated by the Company. Except as set forth on Schedule 5.26, all of such Permits, notices, filings and reports are in full force and effect, are unaffected by the transactions contemplated hereby and, at the Closing Date, will continue to be in full force and effect without the need for any consent of or filing with Governmental Agency. Except as set forth on Schedule 5.26, none of such Permits, notices, filings or reports will expire or is subject to renewal within one year. All of the material Permits of the Company and each Subsidiary of the Company are listed on Schedule 5.26 (including any applicable expiration dates) and are in full force and effect. Except as set forth on
Schedule 5.26, the Company and each Subsidiary of the Company has complied and is in compliance with all conditions or requirements imposed by any of such Permits and no notice has been provided and there is no reason to believe that any Governmental Agency intends to cancel, terminate or modify any such Permit or to require additional material Permits, notices, filings or reports with respect to the operation of the business of the Company or any Subsidiary of the Company or that valid grounds for any such cancellation, termination or modification exist.

      5.27 NO UNDISCLOSED LIABILITIES. Except as and to the extent disclosed on the latest dated balance sheet included in the Financial Statements or Schedule 5.27, neither the Company nor any Subsidiary of the Company had or will have at the date of each such balance sheet and has as of the date hereof or will have on the Closing Date, any liabilities or obligations (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than liabilities or obligations incurred in the ordinary course of business and liabilities or obligations disclosed in this Agreement or which, by the terms of this Agreement are not required to be disclosed in this Agreement. No Subsidiary of the Company has outstanding any indebtedness for money borrowed from any bank or other financial institution.

      5.28 TAXES.

         (a) Except as set forth on Schedule 5.28 attached hereto, (i) the Company and each Subsidiary of the Company has filed on or before the date hereof all Tax Returns required to be filed by the Company or such Subsidiary on or before the Closing Date; (ii) no extension of time in which to file any such Tax Return is in effect; (iii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company and each Subsidiary of the Company for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iv) all Taxes (whether or not shown on any Tax Return) owed by the Company or any Subsidiary of the Company and required to be paid on or before the Closing Date have been (or will be) timely paid on or prior to Closing; (v) neither the Company nor any Subsidiary of the Company has waived or been requested to waive any statute of limitations in respect of Taxes; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened and no notice thereof has been received with respect to Taxes of the Company or any Subsidiary of the Company and no basis exists therefor; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) there are no liens for Taxes upon the assets of the Company except liens relating to Taxes not yet due and payable; (ix) all Taxes which the Company or any Subsidiary of the Company are required by law to withhold or to collect on or before the Closing Date have been or will be duly withheld and collected, and have been or will be paid or accrued; (x) the accruals for deferred Taxes reflected in the balance sheet of the Company as at November 30, 1997 are adequate to cover any deferred Tax liability of the Company determined in accordance with GAAP through the date thereof and the accruals for deferred Taxes will be in respect of liabilities incurred in the ordinary course of business of the Company or any Subsidiary; (xi) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company or any Subsidiary of the Company which could affect the Company's or any of its Subsidiaries' liability for Taxes for any period after the Closing Date; and
(xii) no claim has ever been made by a Taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not pay Taxes or file Tax Returns asserting that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction. No federal, state, provincial, municipal, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1993, have been audited or, to the knowledge of the company, are currently the subject of an audit. The Company has delivered to PSDI correct and complete copies of all federal, provincial, and foreign Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1993.

         (b) Neither the Company nor any of its Subsidiaries has entered into an agreement contemplated in section 80.04 of the Income Tax Act (Canada) or any equivalent provincial provision.

         (c) There are no circumstances existing which could result in the application of section 78 of the Income Tax Act (Canada) or any equivalent provincial provision to the Company or any of its Subsidiaries

         (d) Neither the Company nor any of its Subsidiaries has acquired an asset from a person with whom it did not deal at arm's length for the purposes of the Income Tax Act (Canada) or for the purposes of any relevant provincial income tax legislation for consideration greater than the fair market value of such asset at the time of its acquisition by such corporation, nor disposed of such an asset to such a person for consideration less than its fair market value at the time of its disposition by such corporation.

         (e) At the Closing Date, for the purposes of the Income Tax Act (Canada), the Company and its Subsidiaries will own depreciable property of the prescribed classes and having undepreciated capital costs as set out in Schedule 5.28(e).

         (f) Neither the Company nor any of its Subsidiaries will at any time be deemed to have a capital gain pursuant to subsection 80.03(2) of the Income Tax Act (Canada) as a result of any transaction or event taking place in any taxation year ending on or before the Closing Date.

         (g) The Company has paid all Taxes imposed by the Retail Sales Tax Act (Ontario) on the acquisition of its tangible personal property as defined in the Retail Sales Tax Act (Ontario), and none of its tangible personal property has been transferred at any time on a tax exempt basis under the provisions of
Section 13 of Regulation 1013 to the Retail Sales Tax Act (Ontario) or any predecessor thereof.

         (h) None of the Company and its Subsidiaries has filed a consent under Code section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (i) Schedule 5.28(i) sets forth the following information with respect to each of the Company and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the cost amount or basis of the Company or Subsidiary in its assets; (B) the cost amount or basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any Deferred Intercompany Transaction.

         (j) Each of the Company and its Subsidiaries is in compliance with all registration, reporting and remittance obligations in respect of all provincial, federal sales tax and goods and services tax ("GST") legislation. Without restricting the generality of the foregoing, each of the Company and Innovative Maintenance Systems, Inc., Vision Corporation and Maintenet Corp. is duly registered under the Excise Tax Act (Canada) for GST purposes, and their GST registration numbers are set forth in Schedule 5.28(j) hereto. In addition, all input tax credits claimed are justified and have been duly calculated, and all documents in support of the input tax credits claimed since January 1, 1991, and copies of any elections, agreements or arrangements made with Revenue Canada Customs, Excise and Taxation, and all written communications between the Company and its Subsidiaries and Revenue Canada Customs, Excise and Taxation, or access thereto, have been provided to PSDI or Purchaser.

      5.29 INSURANCE. Each of the Company and each Subsidiary of the Company maintains, and has maintained for the three years prior to the date hereof, insurance on its properties and assets in such amounts and covering such risks as is reasonable for the business of the Company and each Subsidiary of the Company, respectively and customary for similar businesses in the industries in which the Company and each Subsidiary of the Company, respectively operates.
Schedule 5.29 sets forth a list of all policies or binders of insurance maintained, owned or held by the Company and each Subsidiary of the Company on their properties and assets on the date hereof. The Company and each Subsidiary of the Company shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. The Company and each Subsidiary of the Company have complied in all material respects with each of such insurance policies and binders and had not failed to give any notice or present any claim thereunder in a due and timely manner. There are no outstanding unpaid claims under any of such insurance policies or binders and the Company and each Subsidiary of the Company have not received any notice of cancellation or non-renewal of any such policy or binder. All premiums due and payable under any such insurance policies or binders have been duly paid. All such insurance policies and binders are in full force and effect and the Company and each Subsidiary of the Company are not in default thereunder. The Company has delivered to Purchaser correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of any of the assets or properties of the Company and its Subsidiaries.

      5.30 BUDGETS. Schedule 5.30 lists (a) as of the date hereof the most recent budgets of capital, payroll and other expenditures of the Company prepared in the ordinary course of business for the fiscal year ending July 31, 1998 and (b) the total capital expenditures through December 31, 1997, if any, for each capital expenditure project for which funds are proposed to be expended during 1997 and 1998.

      5.31 INVESTMENT CANADA. If the value of the Company's assets as shown in the audited consolidated financial statements of the Company for the fiscal year immediately preceding the Closing is equal to or greater than Cdn$5,000,000 then,

         (a) the Company does not engage in the following activities:

            (i) the publication, distribution or sale of books, magazines, periodicals, newspapers or music in print or machine readable form;

            (ii) the production, distribution, sale or exhibition of film, video recordings, audio or video music recordings; or

            (iii) radio communication in which the transmissions are intended for direct reception by the general public, or any radio, television or cable television broadcasting undertakings or any satellite programming and broadcast network services; and

         (b) the value of the Company's assets as shown in the audited consolidated financial statements of the Company for the fiscal year immediately preceding the Closing is less than Cdn$172,000,000.

      5.32 BANKRUPTCY. Neither the Company nor any Subsidiary of the Company is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) nor has any of them made an assignment in favor of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. Neither the Company nor any Subsidiary of the Company has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of the Company or any Subsidiary of the Company or any of their respective assets and no execution or distress has been levied upon any of the such assets.

      5.33 PERSONAL PROPERTY LEASES. Schedule 5.33 lists all the personal property leases of the Company and its Subsidiaries ("Personal Property Leases") (including, without limitation, all chattel leases, equipment leases, rental agreements, conditional sales agreements and other similar agreements) and identifies the ones which cannot be terminated by the Company or its Subsidiaries without liability at any time upon less than 30 days' notice or which involve payment by it in the future of more than $5,000. Each Personal Property Lease is in full force and effect and has not been amended, and the Company or a Subsidiary of the Company, as the case may be, is entitled to the full benefit and advantage of each Personal Property Lease in accordance with its terms. Each Personal Property Lease is in good standing and there has not been any default by any party under any Personal property Lease nor any dispute between the Company or a Subsidiary of the Company, as the case may be, and any other party under any Personal Property Lease.

      5.34 DATA PROCESSING. The computer equipment and associated peripheral devices and the related operating and application systems and other software owned, leased or licensed by the Company and its Subsidiaries other than off-the-shelf personal computer software subject to transferable licenses ("Data Processing System") adequately meets the data processing needs of the Company's and its Subsidiaries' respective businesses and operations as presently conducted. Each of the Company and its Subsidiaries have taken appropriate action by instruction, agreement or otherwise with its employees or other persons permitted access to system application programs and data files used in the Data Processing System to protect against unauthorized access, use, copying, modification, theft and destruction of such programs and files.

      5.35 NOTICES. All notices required to be given to any party under applicable law or pursuant to any contract or other obligation to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound or which is applicable to any of their assets in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement ("Notices") are listed in Schedule 5.35. Except for the Notices, no notice is required to be delivered to any party in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Company to carry on its business after the Closing as the business is currently carried on by the Company.

      5.36 EMPLOYMENT CONTRACTS. Schedule 5.36 lists all the employees of the Company and each Subsidiary of the Company as of the date of this Agreement and the age, position, status, length of service, compensation and benefits of each of them, respectively. Except as set out in Schedule 5.36, neither the Company nor any Subsidiary of the Company is a party to or bound by any contracts or requirements of applicable law in respect of any employee or former employee, including:

         (a) any contracts for the employment or statutorily required re-employment of any employee; or

         (b) any bonus, deferred compensation, profit sharing, pension, retirement, hospitalization insurance or other plans or arrangements providing employee benefits, except for the plans providing employee benefits described in
Schedule 5.18(c).

      5.37 SELF-INSURED PLANS. Neither the Company nor any Subsidiary of the Company has established a medical or dental plan for the benefit of any or all of its or their present or former employees under which the Company or a Subsidiary of the Company has undertaken to pay for the provision of medical or dental services to such present or former employees.

      5.38 AFFILIATED TRANSACTIONS. Neither the Company nor any Subsidiary of the Company is liable in respect of advances, loans, guarantees to or on behalf of any shareholder, officer, director, employee or affiliate of the Company or any Subsidiary of the Company or any other person or entity with whom the Company or any Subsidiary of the Company does not deal at arm's length.

      5.39 INTERCOMPANY SERVICES. There are no material intercompany services provided to the Company by any Stockholder or by an Affiliate of any Stockholder other than the Company.

      5.40 BROKERAGE FEES. Neither the Company or any Subsidiary of the Company nor any Stockholder has entered into any agreement which would entitle any person or any entity to any valid claim against either the Company or Purchaser for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Shares or any other matters contemplated by this Agreement.

      5.41 EXPORT CONTROLS. The distribution, sale, use and licensing of the Company Proprietary Rights, including, without limitation, any encryption algorithms contained therein, does not violate any United Sates or Canadian export control laws. To the knowledge of the Company, there is no factual or legal basis which could give rise to any action, suit, investigation, audit, claim or assessment relating to a violation of any such export control laws.

      5.42 NO MISREPRESENTATION. Neither this Agreement and the exhibits and schedules hereto nor the other documents delivered at the Closing contains, or will contain, any untrue statement of material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading to a prospective purchaser of the Shares and the Warrant seeking full information as to the Company and the Subsidiaries of the Company and their respective properties, businesses and affairs. Except for those matters disclosed in this Agreement or the Schedules hereto, there are no facts not disclosed in this Agreement or the Schedules hereto which might reasonably be expected to result in a material adverse effect on the business or financial results of the Company or any of its Subsidiaries.

   6. REPRESENTATIONS OF THE STOCKHOLDERS REGARDING THE SHARES AND THE WARRANT. As a material inducement to PSDI's and Purchaser's entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that PSDI and Purchaser are entering into this Agreement in reliance upon the representations and warranties of the Stockholders set out in this Section 6, each Stockholder, severally and not jointly, represents and warrants to PSDI and Purchaser as follows:

      6.1 TITLE. Each Stockholder is the registered and beneficial holder of and has good and marketable title to the Common Stock or the Warrant, as the case may be, which is to be transferred to Purchaser by each such Stockholder pursuant to this Agreement, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Schedule 5.2 attached hereto sets forth a true and correct description of the Common Stock and any rights to acquire the Common Stock owned by each Stockholder.

      6.2 AUTHORITY. Each Stockholder has the full right, power, capacity and authority to enter into this Agreement and to transfer, convey and sell to Purchaser at the Closing the Shares or the Warrant, as the case may be, to be sold by such Stockholder hereunder and, upon consummation of the purchase contemplated hereby, Purchaser will acquire from such Stockholder good and marketable title to the Shares or the Warrant, as the case may be, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

      6.3 CORPORATE STOCKHOLDER. Each Stockholder which is a corporation is validly subsisting under the laws of the jurisdiction of its incorporation, has the corporate power and authority and is qualified to own and dispose of its Shares or the Warrant, as the case may be, and no act or proceeding has been taken by or against any such Stockholder in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of such Stockholder. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of each Stockholder which is a corporation and its shareholders.

      6.4 RESIDENCE OF STOCKHOLDERS. Except for the Stockholders listed in
Schedule 6.4 attached hereto, no Stockholder is a non-resident of Canada for purposes of Section 116 of the Income Tax Act (Canada).

      6.5 RESTRICTIONS. No Stockholder is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction, decree or award of any Governmental Agencies that would prevent the execution or delivery of this Agreement by any Stockholder or the transfer, conveyance and sale of the Shares or the Warrant, as the case may be, to be sold by each Stockholder to the Purchaser pursuant to the terms hereof.

      6.6 ENFORCEABILITY; CONFLICTS. This Agreement has been duly executed by each Stockholder. This Agreement and all other agreements, instruments or documents delivered at or in connection with the Closing to which a Stockholder is a party constitutes a valid and legally binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby do not and will not conflict with or result in any breach, violation of or default or an event that, with notice or lapse of time or both, would be a breach, violation or default under the terms, conditions or provisions of the charter or by-laws of such Stockholder, if such Stockholder is a corporation, the Company or any Subsidiary of the Company, or any indenture, mortgage, lease, license, agreement, instrument or other document to which the Stockholder is a party or by which the Stockholder is bound, or any permit, judgment, order, decree or any statute, law, ordinance, rule or regulation applicable to the Stockholder. Except as referred to in the last sentence of Section 5.6(b), or otherwise required under the terms of this Agreement, no Permit of or with any Governmental Agency is required to be filed or obtained on or before the Closing Date in connection with the execution and delivery of this Agreement by each Stockholder or any agreement to be executed and delivered in connection herewith, or the consummation by each Stockholder of the transactions contemplated hereby and thereby.

      6.7 INVESTMENT REPRESENTATIONS.

         (a) Each Principal Stockholder understands that any of the PSDI Shares, to be received by such Principal Stockholder pursuant to this Agreement have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or qualified under the securities or "Blue Sky" laws of any jurisdiction, and PSDI is not nor will it be under any obligation to register such PSDI Shares under the securities Act or the "Blue Sky" laws of any jurisdiction. Each Principal Stockholder further understands that such (i) PSDI Shares will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that, as such the PSDI Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from the registration requirements thereof is available and (ii) the transfer or resale of such PSDI Shares may be subject to restrictions (including hold periods) under applicable provincial securities laws in Canada and compliance with such restrictions is the sole responsibility of the Principal Stockholders and each of the Principal Stockholders has been advised to consult their own legal advisors in this regard.

         (b) Each Principal Stockholder will not sell or otherwise dispose of any of the PSDI Shares without registration under the Securities Act and qualification under the "Blue Sky" laws of the appropriate jurisdiction, unless an exemption from registration and qualification thereunder is available.

         (c) Each Principal Stockholder further acknowledges (x) that he is aware (i) of the restrictions on resale the PSDI Shares under the Securities Act and the General Rules and Regulations thereunder (including, without limitation, Rule 144 thereunder) and (ii) that any routine sales of PSDI Shares made in reliance upon such Rule 144 can only be made after complying with the one-year holding period described in such Rule and then only in limited amounts (unless the two-year holding period under Rule 144(k) shall have been satisfied) in accordance with the terms and conditions of such Rule and (y) that, in order to make sales of the PSDI Shares under such Rule 144, it is necessary that there be available adequate current public information about PSDI at the time of any such sale.

         (d) Each Principal Stockholder represents that he is acquiring the PSDI Shares for his own account for investment and not for, with a view to or in connection with any resale or distribution thereof.

         (e) In connection with the transfer of any of the PSDI Shares, the relevant Stockholder shall deliver written notice to PSDI describing in reasonable detail the transfer or proposed transfer, together with a request that PSDI seek, and PSDI shall use commercially reasonable efforts to obtain, at the expense of PSDI, an opinion of counsel to the effect that such transfer of the PSDI Shares may be effected without registration of such shares under the Securities Act and under any applicable state securities laws.

         (f) Each Principal Stockholder acknowledges that he has been granted the opportunity to ask questions of, and receive answers from, representatives of PSDI concerning PSDI and the PSDI Shares and to obtain any additional information which such Stockholder deems necessary to verify the accuracy of the answers he received from such representatives.

         (g) Each Principal Stockholder further represents that by reason of his business and financial experience, and the business and financial experience of those Persons retained by him to advise him with respect to his investment in the PSDI Shares to be received by him pursuant to this Agreement, such Principal Stockholder, together with such advisors, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, and is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

   7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. As a material inducement to the Company's and the Stockholders' entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Company and the Stockholders are entering into this Agreement in reliance upon representations of Purchaser set out in this Section 7, Purchaser hereby warrants and represents to the Company and the Stockholders as follows:

      7.1 ORGANIZATION AND STANDING. Purchaser is duly organized, validly existing and in good standing under Canadian law and has the requisite corporate power and authority to own its property and to carry on its business as presently conducted.

      7.2 DUE AUTHORIZATION. The execution and delivery of this Agreement and all other documents required to be executed and delivered by Purchaser pursuant to this Agreement, the taking of all action required in connection herewith or therewith, and the performance by Purchaser of the obligations to be performed by it, as the case may be, hereunder and thereunder have been duly authorized by all necessary corporate action, including, without limitation, authorization by the directors of Purchaser. This Agreement has been and on the Closing Date each other document required to be executed shall be, duly executed and delivered by Purchaser pursuant to this Agreement, and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

      7.3 CONFLICTS, APPROVALS, ETC. The execution and delivery of this Agreement by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby do not and will not conflict with or result in any breach, violation or default or an event that, with notice or lapse of time or both, would be a breach, violation or default under or permit or result in the acceleration of any obligation, loss or amendment of any rights, permit or result in the creation of any lien or encumbrance, or give rise to any obligation under the terms, conditions or provisions of the charter or by-laws of Purchaser, or any indenture, indenture, mortgage, lease, license, agreement, instrument or other document to which Purchaser is a party or by which Purchaser is bound, or any permit, judgment, order, decree or any statute, law, ordinance, rule or regulation applicable to Purchaser. Except as referred to in the last sentence of Section 5.6(b), or otherwise required under the terms of this Agreement, no Permit of or with any Governmental Agency is required to be filed or obtained on or before the Closing Date in connection with the execution and delivery of this Agreement by Purchaser or any agreement to be executed and delivered in connection herewith, or the consummation by Purchaser of the transactions contemplated hereby and thereby.

      7.4 NO BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Purchaser in such manner as to give rise to any valid claim against the Company or the Stockholders for any broker's or finder's fee or similar compensation in connection with the transactions contemplated by this Agreement.

   8. REPRESENTATIONS AND WARRANTIES OF PSDI. As a material inducement to the Company's entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Company is entering into this Agreement in reliance upon representations of PSDI set out in this
Section 8, PSDI hereby warrants and represents to the Company and the Stockholders as follows:

      8.1 ORGANIZATION AND STANDING. PSDI is duly organized, validly existing and in good standing under Massachusetts law and has the requisite corporate power and authority to own its property and to carry on its business as presently conducted.

      8.2 DUE AUTHORIZATION. The execution and delivery of this Agreement and all other documents required to be executed and delivered by PSDI pursuant to this Agreement, the taking of all action required in connection herewith or therewith, and the performance by PSDI of the obligations to be performed by it, as the case may be, hereunder and thereunder have been duly authorized by all necessary corporate action, including, without limitation, authorization by the directors of PSDI. This Agreement has been and on the Closing Date each other document required to be executed shall be, duly executed and delivered by PSDI pursuant to this Agreement, and constitutes a valid and binding obligation of PSDI enforceable in accordance with its terms, subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

      8.3 CONFLICTS, APPROVALS, ETC. The execution and delivery of this Agreement by PSDI, and the consummation by PSDI of the transactions contemplated hereby do not and will not conflict with or result in any breach, violation or default or an event that, with notice or lapse of time or both, would be a breach, violation or default under or permit or result in the acceleration of any obligation, loss or amendment of any rights, permit or result in the creation of any lien or encumbrance, or give rise to any obligation under the terms, conditions or provisions of the charter or by-laws of PSDI, or any indenture, indenture, mortgage, lease, license, agreement, instrument or other document to which PSDI is a party or by which PSDI is bound, or any permit, judgment, order, decree or any statute, law, ordinance, rule or regulation applicable to PSDI. Except as referred to in the last sentence of Section 5.6(b) and except for the necessary disclosures under the United States Securities Exchange Act of 1934, as amended, or otherwise required under the terms of this Agreement, no Permit of or with any Governmental Agency is required to be filed or obtained on or before the Closing Date in connection with the execution and delivery of this Agreement by PSDI or any agreement to be executed and delivered in connection herewith, or the consummation by PSDI of the transactions contemplated hereby and thereby.

      8.4 NO BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of PSDI in such manner as to give rise to any valid claim against the Company for any broker's or finder's fee or similar compensation in connection with the transactions contemplated by this Agreement.

      8.5 DUE ISSUANCE. The PSDI Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued and fully paid and nonassessable.

      8.6 RULE 144 REQUIREMENTS. PSDI agrees that (a) it shall file with the Securities and Exchange Commission in a timely manner all reports and other documents required of PSDI under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; and (b) PSDI shall otherwise reasonably cooperate with the Principal Stockholders to permit them to effect resales of the PSDI Shares in accordance with Securities and Exchange Commission Rule 144 (or other applicable exemptive rules).

   9. COVENANTS OF THE STOCKHOLDERS.

      9.1 FURTHER ASSURANCES. The Stockholders jointly and severally agree that they shall at any time and from time to time after the Closing and without expense to Purchaser or PSDI, execute, acknowledge, seal and deliver all such instruments and documents as Purchaser or PSDI may reasonably request to perfect the transfer and delivery to Purchaser of all right, title and interest in and to the Shares and the Warrant and otherwise to give effect to this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Stockholders shall execute, acknowledge, seal and deliver to Purchaser and any Affiliate of Purchaser all such consents, licenses or Permits and approvals or applications therefor (i) as may be required for the Company or any Subsidiary of the Company to satisfy the condition precedent set forth in
Section 11.8 and (ii) as Purchaser or PSDI shall deem necessary or desirable to accomplish the purchase of the Shares or to enable Purchaser and any Affiliate of Purchaser fully to conduct the business of the Company and each Subsidiary of the Company.

      9.2 CONFIDENTIALITY. Each of the Stockholders agrees that such Stockholder shall keep, and shall use its respective best efforts to ensure that its respective employees and agents shall keep confidential, and shall not disclose to any third party or use, any information which is known or ought to be known to be confidential or proprietary information or trade secret relating to the business of the Company and its Subsidiaries (whether or not specifically identified as confidential) including, without limitation, the terms of distribution contracts, vendor lists, customer lists, business plans, designs, financial and cost information and know-how, except to the extent such information is published by Purchaser or PSDI or such disclosure or use is made with the written consent of Purchaser or PSDI. Each of the Stockholders acknowledges that the breach by it of this Section 9.2 would cause serious and irreparable harm to Purchaser or PSDI, the Company and the Subsidiaries of the Company which cannot be adequately compensated for in damages and in the event of any breach by any Stockholder of the provisions of this Section, each Stockholder hereby consents to an injunction being issued against it, restraining it from any further breach of this provision, but such action shall not be construed as to be in derogation of any other remedy which the Purchaser, PSDI, the Company or the Subsidiaries of the Company may have in the event of such a breach.

   10. INDEMNIFICATION

      10.1 INDEMNIFICATION OF PSDI INDEMNIFIED PARTIES BY THE STOCKHOLDERS. Subject to the terms and conditions of this Section 10, the Stockholders, jointly and severally, agree to indemnify and hold harmless PSDI, each Subsidiary or Affiliate of PSDI (including, without limitation, the Purchaser, the Company and its Subsidiaries, if applicable) and their respective directors, officers, employees, affiliates, agents, representatives, successors and assigns (collectively the "PSDI Indemnified Parties") from and against all damages, claims, actions, causes of action, losses, expenses, costs, obligations, and liabilities including, without limitation, liabilities for reasonable attorneys' fees and expenses, all costs (including overhead) for the time of employees of PSDI or any Subsidiary of PSDI and the cost of borrowing funds from the date any PSDI Indemnified Party pays any amount or otherwise incurs any loss with respect to any such damages, claims, actions, causes of action, losses, expenses, costs, obligations and liabilities until the date such PSDI Indemnified Party receives indemnification therefor, which shall include an imputed accrual of interest at the rate at which such PSDI Indemnified Party would have borrowed funds on any such amount or loss in the event such PSDI Indemnified Party does not actually borrow funds in connection with such amount or loss (collectively, "Loss and Expense") which may be made or brought against a PSDI Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

         (a) any incorrectness in or breach of any representation or warranty made by the Stockholders pursuant to Section 5 of this Agreement or in any certificate, instrument or other document delivered pursuant hereto or in connection herewith;

         (b) any breach of or failure to perform or fulfill any covenants or agreements set forth in this Agreement by the Company or a Stockholder;

         (c) any failure of the Company to obtain, or to cause its Subsidiaries to obtain, any consent, approval or Permit before the Closing and the use in connection with the business of PSDI or any Affiliate of PSDI of any subcontract, sublicense or other arrangement provided by the Company or its Subsidiaries in place of any such consent, approval or Permit; or

         (d) any guaranty of the credit card charges of any employee or former employee of the Company or a Subsidiary of the Company (but only to the extent such charges do not relate directly to bona fide expenses of the business of the Company or a Subsidiary of the Company or are not reflected in the Closing Balance Sheet).

      10.2 INDEMNIFICATION OF PSDI INDEMNIFIED PARTIES BY THE STOCKHOLDERS WITH RESPECT TO THE SHARES AND THE WARRANT. Subject to the terms and conditions of this Section 10, each of the Stockholders, severally but not jointly, agree to indemnify and hold harmless PSDI Indemnified Parties from and against all Loss and Expense which may be made or brought against a PSDI Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of any incorrectness in or breach of any representation or warranty made by such Stockholder pursuant to Section 6 of this Agreement or in any certificate, instrument or other document delivered pursuant thereto or in connection therewith.

      10.3 SPECIAL INDEMNITIES.

         (a) In addition to and without limiting the generality of Sections 10.1 and 10.2 above, the Principal Stockholders, jointly and severally, shall indemnify the PSDI Indemnified Parties and save them fully harmless against all Loss and Expense which may be made or brought against a PSDI Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of those certain Share Exchange Agreements dated as of February 6, 1998 by and among the Company and each of Stephen M. Caslick, John
S. Kennedy and Edwin H. Meyer.

         (b) In addition to and without limiting the generality of Sections 10.1 and 10.2 above, in the event that (i) a Principal Stockholder's employment by the Company shall be terminated at any time prior to the first anniversary of the Closing Date voluntarily by such Principal Stockholder without Good Reason or involuntarily for Cause and (ii) the Liquidated Damages Amount with respect to such Principal Stockholder shall exceed the product of such Principal Stockholder's PSDI Shares multiplied by the Fair Market Value Per Share, the Principal Stockholders, jointly and severally, shall indemnify the PSDI Indemnified Parties and save them fully harmless against all Loss and Expense resulting from such excess arising from any Principal Stockholder's inability to fund a Liquidated Amount solely by reselling PSDI Shares to PSDI pursuant to
Section 4.4 hereof unless such inability to fund a Liquidated Amount arose from PSDI's inability to repurchase such PSDI Shares under applicable law. For avoidance of doubt, the indemnification obligation of a Principal Stockholder under this Section 10.3(b) shall be equal to the excess, if any, of the Liquidated Amount of such Principal Stockholder over the product of the number of PSDI shares sold by such Principal Stockholder to PSDI pursuant to Section
4.4 times the Market Price Per Share.

      10.4 INDEMNIFICATION OF THE STOCKHOLDER INDEMNIFIED PARTIES. Purchaser and PSDI, jointly and severally agree that they shall indemnify and hold harmless the Stockholders and the directors, officers, employees, affiliates, agents, representatives, successors and assigns of the Stockholders (collectively, the "Stockholder Indemnified Parties" and, together with the PSDI Indemnified Parties, the "Indemnified Parties") from and against all Loss and Expense which may be made or brought against a Company Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

         (a) any incorrectness in or breach of any representation or warranty made by Purchaser or PSDI pursuant to this Agreement or in any certificate, instrument or other document delivered pursuant hereto or in connection herewith; or

         (b) any breach of or failure to perform or fulfill any of its covenants or agreements set forth in this Agreement by Purchaser or PSDI.

      10.5 LIMITATION OF STOCKHOLDERS' LIABILITY FOR CERTAIN PSDI INDEMNIFIED PARTY CLAIMS. The obligations and liabilities of the Stockholders hereunder with respect to any claim for indemnification for Loss and Expense by any of the PSDI Indemnified Parties ("PSDI Claims") shall be subject to the following limitations:

         (a) No indemnification shall be required to be made by the Stockholders hereunder unless the amount of PSDI Claims exceeds US$50,000 in the aggregate with respect to PSDI Claims relating to Taxes in which case all Loss and Expense relating to Taxes owing by the Stockholders at such time and at any time thereafter may be recovered.

         (b) No indemnification shall be required to be made by the Stockholders hereunder with respect to PSDI Claims do not relate to Taxes unless the amount of all PSDI Claims (including PSDI Claims relating to Taxes) exceeds US$150,000 in the aggregate, in which case all Loss and Expense owing by the Stockholders arising out of any PSDI Claims at such time and at any time thereafter may be recovered. For the removal of doubt, PSDI Claims relating to Taxes shall be aggregated with all other PSDI Claims for purposes of the determination of whether PSDI Claims exceed US$150,000.

         (c) Except with respect to PSDI Claims arising out of any incorrectness in or breach of a representation or warranty made severally but not jointly pursuant to Section 6 of this Agreement, no Other Stockholder shall have any liability in respect of any PSDI Claims in excess of such Other Stockholder's interest in the Escrow Fund.

         (d) Except with respect to PSDI Claims arising out of any incorrectness in or breach of a representation or warranty made severally but not jointly pursuant to Section 6 of this Agreement, no Involved Stockholder shall have any liability in respect of any PSDI Claims in excess of the Purchase Price multiplied by the percentage set forth opposite such Involved Stockholder's name on Schedule 10.5.

         (e) Except with respect to PSDI Claims arising out of any incorrectness in or breach of a representation or warranty made severally but not jointly pursuant to Section 6 of this Agreement, the Principal Stockholders shall not have any liability in respect of any PSDI Claims in excess of the Purchase Price multiplied by 50.15%.

         (f) For PSDI claims in excess of the Escrow Amount (as defined in the Escrow Agreement), each Involved Stockholder shall only be liable in respect of a portion of each PSDI Claim equal to the amount of such PSDI Claim multiplied by the percentage set forth opposite such Involved Stockholder's name on
Schedule 10.5.

Subject to the next succeeding sentence, the limitations contained in this
Section 10.5 shall not apply to PSDI Claims arising out of Section 10.3 of this Agreement or arising out of or relating to any intentional or fraudulent misrepresentation or action by one or more Stockholders, including without limitation any intentional misrepresentation or omission of a material fact in or from this Agreement or the exhibits or schedules hereto or the other documents delivered by the Stockholders at the Closing. The limitations set forth in Section 10.5(c) with respect to Other

Stockholders or Section 10.5(d) with respect to Involved Stockholders shall remain in effect with respect to all Other Stockholders and Involved Stockholders other than an Other Stockholder or Involved Stockholder that is responsible for any such intentional or fraudulent misrepresentation or action.

      10.6 COLLECTION OF PSDI CLAIMS. Except as set forth in the next succeeding sentence, in seeking to collect the amount of any PSDI Claim, the PSDI Indemnified Parties will seek to collect such amount by the return to the PSDI Indemnified Parties of property from the Escrow Fund, and will only seek to collect the amount of such PSDI Claim from other assets of the Stockholders if collection from property in the Escrow Fund is insufficient to satisfy the amount of such PSDI Claim. In seeking to collect the amount of any PSDI Claim arising out of any incorrectness in or breach of a representation or warranty made pursuant to Section 6 of this Agreement or any claim pursuant to Section 10.3(a) of this Agreement, any indemnification payment required to be made by a Stockholder to any PSDI Indemnified Party pursuant to this Section 10 may be paid, in the sole discretion of such PSDI Indemnified Party, either by transfer of payment from the Escrow Fund or by direct transfer of funds by the Stockholder or Stockholders liable for such payment to the PSDI Indemnified Parties.

      10.7 NOTICE OF CLAIMS. If any Indemnified Party believes that it has suffered or incurred any Loss and Expense, such Indemnified Party shall notify the party from whom indemnity is to be sought (the "Indemnifying Party") in writing, describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable specificity and containing a reference to the applicable provisions in respect of which such Loss and Expense shall have occurred, PROVIDED, HOWEVER, that failure to give any such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. If any action at law or suit in equity is instituted or threatened by a third party with respect to which any of the parties hereto intends to claim any liability or expense as Loss and Expense under this Section 10.7, such party shall notify the Indemnifying Party of such action or suit, PROVIDED, HOWEVER, that failure to give any such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

      10.8 DEFENSE AND PROSECUTION OF THIRD PARTY CLAIMS. The Indemnifying Party under this Section 10 shall have the right at its expense, to conduct and control, through counsel of its own choosing, any third party claim, action or suit ("Third Party Claim"). If the Indemnifying Party elects to assume such control, the Indemnifying party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses incurred as a result of such participation or assumption. The Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If, having elected to assume control of the negotiation, settlement or defense of the Third Party Claim, the Indemnifying Party thereafter fails to conduct such negotiation, settlement or defense with reasonable diligence, then the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that (i) the Indemnified Party is required by applicable law or the order of any court, tribunal or regulatory body having jurisdiction, or (ii) it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices, in respect of (A) a Third Party Claim by a customer relating to products or services supplied by the Company or a Subsidiary of the Company or (B) a Third Party Claim relating to any contract or agreement which is necessary to the ongoing operations of the business of the Company or a Subsidiary of the Company or any material part thereof in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential contract or agreement, to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, then the Indemnified Party may make such payment and the Indemnifying Party shall, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, promptly after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party. If such a payment, by resulting in settlement of the Third Party Claim, precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration from which there shall be no appeal.

      10.9 SETTLEMENT OF THIRD PARTY CLAIMS. If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed.

      10.10 INTEREST ON CLAIMS. The amount of any claim for Loss and Expense submitted under Section 10.7 as damages or by way of indemnification shall bear interest from and including the date any Indemnified Party is required to make payment in respect thereof at the rate of 10% per annum calculated from and including such date to but excluding the date reimbursement of such claim for Loss and Expense by the Indemnifying Party is made, and the amount of such interest shall be deemed to be part of such claim.

      10.11 PAYMENT OF INDEMNITY OBLIGATIONS. All indemnification payments required to be made pursuant to this Section 10 including, without limitation, reimbursement for expenses incurred in connection with the defense of a Third Party Claim (whether prior to or following final disposition of any such action), shall be paid within thirty (30) days of demand therefor; provided, however, that in the event of a bona fide dispute as to the obligation or liability of a Stockholder with respect to all or any part of a PSDI claim, such PSDI claim or the portion thereof as to which there is a bona fide dispute, as the case may be, shall be paid upon resolution of such dispute by agreement or following the final decision of any court of competent jurisdiction from which no appeal may be taken.

      10.12 EXCLUSIVE REMEDY. Subject to the next succeeding sentence, all claims made by virtue of the representations, warranties, covenants and agreements contained in, or otherwise made in connection with, this Agreement shall be made under, and subject to the limitations set forth in, this Section 10, which from and after the Closing Date shall be the exclusive remedy for any party hereto for any breach of this Agreement or other claim arising hereunder. The immediately preceding sentence shall not limit any right of any party hereto to seek equitable relief (including, without limitation, specific performance or injunctive relief) in respect of any breach of any covenant or other agreement contained herein.

   11. TAX MATTERS.

      11.1 ELECTIONS. Following the Closing, Purchaser may cause the Company to join in making an election under section 338 or section 338(h)(10) of the Code and any corresponding elections under state, local, or foreign tax law (each a "Section 338 Election") with respect to the Stock Purchase and the Warrant Purchase hereunder and an election under section 338 of the Code with respect to any one or more of the Company's other Subsidiaries. For greater certainty, but without in any way limiting the representations or warranties set forth in
Section 5.28 or the Stockholders' obligations to indemnify the PSDI Indemnified Parties pursuant to Section 10, no Stockholder shall be required to pay to the Company, its subsidiaries, the Purchaser or PSDI on account of Tax due and owing solely by reason of the Section 338 Election.

      11.2 ALLOCATION OF PURCHASE PRICE. The parties agree that the Purchase Price and the liabilities of the Company and its Subsidiaries (plus other relevant items) will be allocated to the assets of the Company and its Subsidiaries for all United States purposes (including Tax and financial accounting purposes) as set forth in Schedule 11.2. PSDI, Purchaser, the Company, its Subsidiaries, and the Stockholders shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

      11.3 POST-CLOSING DATE TAX MATTERS.

         (a) The Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Purchaser shall permit the Stockholders to review and comment on each such Tax Return described in the preceding sentence prior to filing.

         (b) The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, but not including GST, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts and GST be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

         (c) (i) PSDI, Purchaser, the Company and its Subsidiaries, and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and its Subsidiaries and the Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the PSDI, Purchaser or the Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries or the Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) The Company, PSDI, Purchaser and the Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (iii) The Company, PSDI, Purchaser and the Stockholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

   12. MISCELLANEOUS PROVISIONS

      12.1 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      12.2 ASSIGNS. This Agreement, including, without limitation, the provisions of Section 12.8 shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by either party without the written consent of the other; PROVIDED, HOWEVER, that Purchaser may assign any or all its rights and interests but not its obligations hereunder to an Affiliate of Purchaser that agrees in writing to be bound by all of the terms, conditions and provisions contained herein (including, without limitation, Section 12.2).

      12.3 SURVIVAL. Notwithstanding any investigation conducted before or after the Closing, and notwithstanding any knowledge or notice of any fact or circumstance which the Company and the Stockholders, the Company or Purchaser may have as the result of such investigation or otherwise, Purchaser, on the one hand, and the Stockholders, on the other, shall each be entitled to rely upon the representations, warranties and covenants of the other in this Agreement. Each of the representations, warranties and covenants contained in this Agreement shall survive all such transactions and the Closing for a period of one year, except that the representations and warranties of the Stockholders set forth in and Sections 5.10 and 5.19 shall survive for a period of three years, the representations and warranties of the Stockholders set forth in Section 5.28 shall survive until the expiration of all applicable statutes of limitations relating thereto (as the same may be extended from time to time) and the representations and warranties of the Stockholders set forth in Sections 5.1, 5.5, 5.42 and 6.1 shall survive without limitation. Except as provided above, all provisions of this Agreement shall forever survive the execution, delivery and performance of this Agreement, Closing and the execution, delivery and performance of any and all documents delivered in connection with this Agreement.

      12.4 ENTIRE AGREEMENT. This Agreement and the documents referred to in it and to be delivered pursuant to it constitute the entire agreement between the parties pertaining to its subject matter and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written. The parties acknowledge that they negotiated this Agreement and no construction of this Agreement shall arise against either of them in respect of responsibility for drafting this Agreement.

      12.5 WAIVERS; AMENDMENTS, SUPPLEMENTS. Any waiver or a breach of any term or condition of this Agreement must be in writing and shall not operate as a waiver of any other or subsequent breach of such term or condition or of any term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No amendment, supplement, modification, waiver or termination of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

      12.6 INCORPORATION. All agreements, schedules, exhibits referred to herein or herein specified are hereby incorporated by reference and made a part hereof.

      12.7 LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

      12.8 JURISDICTION. The parties hereby irrevocably consent to the exclusive jurisdiction and venue of any provincial or federal court sitting in the metropolitan area of Toronto, Ontario, over any action or proceeding arising out of or relating to this Agreement or any agreement or document delivered in connection herewith or therewith, and agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties each consent to the jurisdiction of such court or courts and agrees that the service upon it of summons and complaint by ordinary mail shall be sufficient for such court or courts to exercise personal jurisdiction over the parties. The parties waive any objection to any action or proceeding in any provincial or federal court sitting in the metropolitan area of Toronto, Ontario, on the basis of forum non-conveniens.

      12.9 PUBLICITY. Except as otherwise required by law or as disclosed by any of the parties to their respective auditors or counsel in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the making of any filings with any Governmental Agency required under this Agreement), the parties agree that all matters related to this Agreement and the transactions contemplated hereby are confidential and shall maintain, and shall use their respective best efforts to cause their respective employees and agents to maintain, the confidentiality of all such matters no such party shall make any public disclosure or announcement thereof without the prior review and approval of the other party, which approval shall not be unreasonably withheld or delayed.

      12.10 KNOWLEDGE QUALIFIERS. Knowledge of the Company shall be deemed, for purposes of Section 5 of this Agreement, to include, without limitation, the knowledge (including matters such person, in the exercise of his responsibilities, ought to know or had a duty to inquire about) of the Stockholders and of officers and functional managers of the Company, and each of the Company's Subsidiaries, on the date hereof and on any other date, including the Closing Date, on which a representation or warranty is given hereunder.

      12.11 NOTICES. All notices and other communications which may be required hereunder shall be in writing and given by prepaid, first class, registered or certified mail, or by a nationally recognized overnight delivery service, or by personal delivery, as follows:

   TO THE STOCKHOLDERS:

               Stephen Caslick
               Site 5
               R.R. No. 1
               Kincardine, Ontario
               N2Z 2X3

   With a copy to:

               John D. Hiscock, Esq.
               255 Queens Avenue
               Suite 1660
               London, Ontario
               N6A 5R8

   TO PURCHASER:

               Project Software & Development, Inc.
               20 University Road
               Cambridge, MA 02138
               Attention:  Paul D. Birch

   With a copy to:

               Peter M. Rosenblum, Esq.
               Foley, Hoag & Eliot LLP
               One Post Office Square
               Boston, Massachusetts  02109

or at such other address as hereafter shall be furnished by any party to the other parties hereto.

      12.12 CUMULATIVE REMEDIES. All rights and remedies of the parties hereunder shall be cumulative and in addition to all other remedies provided hereunder or by agreement, law or otherwise.

      12.13 CERTAIN EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear its own expenses. Without limiting the generality of the foregoing, it is expressly understood that the fees and expenses of Shumaker, Loop and Kendrick LLP, Hiscock, Kelly & Wright and Stikeman, Elliott incurred in connection with the transactions contemplated herein are solely the responsibility of the Stockholders.

      12.14 DELIVERIES TO COUNSEL. The delivery of any document by the Stockholders or the Company to counsel to Purchaser shall be deemed, for all purposes of this Agreement, to constitute a delivery of such document to Purchaser and such counsel.

      12.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      12.16 NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

      12.17 CURRENCY. Except as otherwise expressly provided in this Agreement, all dollar amounts referred to in this Agreement are stated in U.S. dollars.

      12.18 TIME OF ESSENCE. Time shall be of the essence of this Agreement in all respects.

      12.19 LANGUAGE. The parties hereto have required that this Agreement and all deeds, documents and notices relating to this Agreement be drawn up in the English language. Les parties aux presentes ont exige que le present contrat et tous autres contrats, documents ou avis afferents aux presentes soient rediges en langue anglaise.

       [The remainder of this page is intentionally left blank.]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                   PROJECT SOFTWARE & DEVELOPMENT, INC.


                                   By:___________________________________
                                      Name:
                                      Title:


                                   A.R.M. GROUP INC.


                                   By:___________________________________
                                      Name:
                                      Title:


                                   PSDI CANADA LIMITED


                                   By:___________________________________
                                      Name:
                                      Title:


                                   STOCKHOLDERS:

                                   WORKING VENTURES CANADIAN FUND INC.


                                   By:___________________________________
                                      Name:
                                      Title:


                                   RAVENNA CAPITAL CORPORATION


                                   By:___________________________________
                                      Name:
                                      Title:

                                   KEY TRUST COMPANY OF OHIO, N.A.
                                   TRUSTEE FOR SHUMAKER, LOOP &
                                   KENDRICK RETIREMENT PLAN IN TRUST FOR
                                   JOHN H. BURSON


                                   By:___________________________________


                                   MARY JILL PETERSON REVOCABLE TRUST


                                   By:___________________________________
                                      Name:
                                      Title:


                                   LARRY C. PETERSON REVOCABLE TRUST


                                   By:___________________________________
                                      Name:
                                      Title:


                                   BRIAN A. FOORD REVOCABLE TRUST


                                   By:___________________________________
                                      Name:
                                      Title:


                                   WILLIAM H. BALLOU REVOCABLE TRUST


                                   By:___________________________________
                                      Name:
                                      Title:

                                   TRUST COMPANY OF TOLEDO, TRUSTEE
                                   MIDWEST FLUID POWER COMPANY SAVINGS
                                   AND PROFIT SHARING PLAN & TRUST LARRY
                                   C. PETERSON DIRECTED ACCOUNT


                                   By:___________________________________
                                      Name:
                                      Title:

Witness:

____________________________       _________________________________________
                                   Stephen M. Caslick

Witness:

____________________________       _________________________________________
                                   Edwin H. Meyer

Witness:

____________________________       _________________________________________
                                   John S. Kennedy

Witness:

____________________________       _________________________________________
                                   Barry J. Murphy

Witness:

____________________________       _________________________________________
                                   Russell D. Furlong

Witness:

____________________________       _________________________________________
                                   Steven E. Kwiatkowski


Witness:

____________________________       _________________________________________
                                   Tamerah K. Kwiatkowski

Witness:

____________________________       _________________________________________
                                   Erin S. Peterson

Witness:

____________________________       _________________________________________
                                   Tad R. Peterson

Witness:

____________________________       _________________________________________
                                   Thomas L. Geisbuhler


                                   STOCKHOLDERS' REPRESENTATIVE


                                   _________________________________________
                                   Stephen M. Caslick,
                                   Stockholders' Representative

                                                             EXHIBIT A-1

                            NONCOMPETITION AGREEMENT


     This Noncompetition Agreement, dated as of this 6th day of February, 1998 (this "Agreement"), among Project Software & Development, Inc., a Massachusetts corporation ("PSDI"), PSDI Canada Limited, a Canadian corporation and a wholly-owned, indirect subsidiary of PSDI (the "Purchaser"), A.R.M. Group Inc., an Ontario corporation and wholly-owned subsidiary of Purchaser (the "Company"), and Larry C. Peterson ("Peterson").

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of the date hereof by and among PSDI, Purchaser, the Company, Peterson and the other holders of the Common Stock of the Company (the "Stockholders") (the "Stock Purchase Agreement"), Purchaser and PSDI and the Stockholders have agreed subject to the terms and conditions set forth therein, to purchase and sell, respectively, the outstanding shares of the common stock of the Company;

     WHEREAS, Peterson had substantial stockholdings in the Company that, pursuant to the Stock Purchase Agreement, were exchanged for cash; and

     WHEREAS, Peterson possesses an intimate knowledge of the business and affairs of the Company and its policies, methods, personnel and operations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. NONCOMPETITION. For a period of one year from the date hereof (the "Restricted Period"), Peterson shall not, directly or indirectly, as an owner, partner, shareholder, consultant, agent, employee or co-venturer of any Person (as hereinafter defined) compete with the Company by engaging in the Company's Business (as hereinafter defined) anywhere in the United States or Canada or in any other country where the Company or its Affiliates (as hereinafter defined), resellers, distributors or the like engage in business. For purposes of this Agreement, "Company's Business" shall mean the business of designing, developing, manufacturing, selling, buying, acquiring, licensing, leasing, furnishing, maintaining, or dealing in computer software that is used by a third party in connection with the procurement of goods and/or services. Except as specifically prohibited by this section, nothing herein shall prohibit Peterson from engaging in the field of distribution or distribution logistics. In addition, during the Restricted Period Peterson may purchase up to one percent of any series of outstanding voting securities of any Person competing in the Company's Business if such series is listed on a national or regional securities exchange or publicly traded in the "over-the-counter" market. Notwithstanding the foregoing, "Company Business" shall not include the acquisition and use of software by Midwest Fluid Power Co. or Depot Direct or their Affiliates for their own use, whether internal or as a means of implementing communications with their customers or suppliers; provided that such software is commercially available.

     2. NONSOLICITATION. During the Restricted Period, Peterson shall not (a) solicit, encourage, or take any other action which is intended to induce any employee of the Company or any of its Affiliates to terminate his or her employment with the Company or any such Affiliates in order to become employed by or otherwise perform services for any other Person, or (b) knowingly interfere in any manner with the employment relationship between the Company or any of its Affiliates and any such employee of the Company or any such Affiliate.

     3. CERTAIN DEFINITIONS. For purposes of this Agreement, (a) the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, (b) the term "Affiliate" shall mean with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (c) the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     4. CONFIDENTIAL INFORMATION. Peterson acknowledges that, in the course of his relationship with the Company, he has received and may in the future receive information about, and access to, trade secrets and proprietary information that are vital to the competitive position and success of the Company and its Affiliates. Peterson shall hold confidential all of the Company's (and its Affiliates') trade secrets and proprietary information in his possession, and shall not, without the Company's written consent, during the term of this Agreement or thereafter, use any of such trade secrets and other proprietary information or any part thereof, for any purpose other than those of the Company or disclose any of such trade secrets or proprietary information to any Person other than in connection with his relationship with the Company and for the purposes of its business after due authorization by an officer of the Company. As used in this Agreement, the term "trade secret and proprietary information" shall mean information (whether in documented form or not) concerning the organization, business or finances of the Company or its Affiliates which the Company or its Affiliates provided to Peterson or about which Peterson learned during his relationship with the Company and which has not been disclosed to others except Persons in a confidential relationship with the Company or its Affiliates and who have an obligation to the Company or its Affiliates not to disclose such information, which is not known or available to others in the trade, and which is entitled to protection as a trade secret or proprietary information under the laws of the province of Ontario. Notwithstanding the foregoing, Peterson shall have no obligation of confidentiality with respect to any trade secret or proprietary information which shall be voluntarily disclosed by the Company or its Affiliates without restriction or which shall otherwise enter the public domain without fault on the part of Peterson. The Company acknowledges that Peterson has been actively engaged in the business of owning, operating and investing in industrial distribution and distribution logistics entities and has, in that capacity, acquired significant general knowledge in these fields. Utilization of the general knowledge acquired by Peterson (in contrast with utilization of the Company's trade secrets, which is prohibited) is in no way restricted by this Section 4.

     5. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by the Company and Peterson.

     6. NO WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     7. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the province of Ontario, without regard to its principles of conflicts of laws.

     8. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

     To Purchaser or the Company:

           c/o Project Software & Development, Inc.
           100 Crosby Drive
           Bedford, Massachusetts 01730
           Facsimile: (781) 280-2209
           Attention:  Chief Financial Officer

     With a copy to:

           Peter M. Rosenblum, Esq.
           Foley, Hoag & Eliot LLP
           One Post Office Square
           Boston, Massachusetts 02109
           Facsimile: (617) 832-7000

     To Peterson:

           Larry C. Peterson
           211 Stone Oak Court
           Holland, OH 43528

     With a copy to:

           John H. Burson
           Schumaker, Loop & Kendrick LLP
           1000 Jackson
           Toledo, OH 43624-1573
           Facsimile: (419) 241-6894

     9. CONSTRUCTION OF AGREEMENT. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     10. ENTIRE AGREEMENT, ASSIGNABILITY, ETC.. This Agreement and the Stock Purchase Agreement and the documents and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise, except that Purchaser and the Company may assign their rights hereunder to any Affiliate of Purchaser or the Company.

     11. VALIDITY. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 11 any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

     12. REMEDIES. Peterson recognizes that money damages alone would not adequately compensate Purchaser and its Affiliates in the event of breach by Peterson of this Agreement, and Peterson therefore agrees that, in addition to all other remedies available to Purchaser and its Affiliates, at law, in equity or otherwise, Purchaser and its Affiliates shall be entitled to injunctive relief for the enforcement hereof. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies available, at law, in equity, by agreement or otherwise.

     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

             [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Noncompetition Agreement to be executed as an agreement under seal as of the date first written above.

                                   Project Software & Development, Inc.


                                   By:_________________________
                                        Title:


                                   A.R.M. Group Inc.


                                   By:_________________________
                                        Title:


                                   PSDI Canada Limited


                                   By:_________________________
                                        Title:


                                   ____________________________
                                   Larry C. Peterson

                                                             EXHIBIT A-2

                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement, dated as of this 6th day of February, 1998 (this "Agreement"), among Project Software & Development, Inc., a Massachusetts corporation ("PSDI"), PSDI Canada Limited, a Canadian corporation and a wholly-owned subsidiary of PSDI (the "Purchaser"), A.R.M. Group Inc., an Ontario corporation and wholly-owned subsidiary of Purchaser (the "Company"), and Steven
E. Kwiatkowski ("Kwiatkowski").

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of the date hereof by and among PSDI, Purchaser, the Company, Kwiatkowski and the other holders of the Common Stock of the Company (the "Stockholders") (the "Stock Purchase Agreement"), Purchaser and PSDI and the Stockholders have agreed subject to the terms and conditions set forth therein, to purchase and sell, respectively, the outstanding shares of the common stock of the Company;

     WHEREAS, Kwiatkowski had substantial stockholdings in the Company that, pursuant to the Stock Purchase Agreement, were exchanged for cash; and

     WHEREAS, Kwiatkowski possesses an intimate knowledge of the business and affairs of the Company and its policies, methods, personnel and operations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. NONCOMPETITION. For a period of one year from the date of this Agreement (the "Restricted Period"), Kwiatkowski shall not, directly or indirectly, as an owner, partner, shareholder, consultant, agent, employee or co-venturer of any Person (as hereinafter defined) compete with the Company by engaging in the Company's Business (as hereinafter defined) anywhere in the United States or Canada or in any other country where the Company or its Affiliates (as hereinafter defined), resellers, distributors or the like engage in business. For purposes of this Agreement, "Company's Business" shall mean the business of designing, developing, manufacturing, selling, buying, acquiring, licensing, leasing, furnishing, maintaining, or dealing in computer software that is used by a third party in connection with the procurement of goods and/or services. Except as specifically prohibited by this section, nothing herein shall prohibit Kwiatkowski from engaging in the field of distribution or distribution logistics. In addition, during the Restricted Period Kwiatkowski may purchase up to one percent of any series of outstanding voting securities of any Person competing in the Company's Business if such series is listed on a national or regional securities exchange or publicly traded in the "over-the-counter" market. Notwithstanding the foregoing, "Company Business" shall not include the acquisition and use of software by Depot Direct or its Affiliates for their own use, whether internal or as a means of implementing communications with their customers or suppliers; provided that such software is commercially available.

     2. NONSOLICITATION. During the Restricted Period, Kwiatkowski shall not (a) solicit, encourage, or take any other action which is intended to induce any employee of the Company or any of its Affiliates to terminate his or her employment with the Company or any such Affiliates in order to become employed by or otherwise perform services for any other Person, or (b) knowingly interfere in any manner with the employment relationship between the Company or any of its Affiliates and any such employee of the Company or any such Affiliate.

     3. CERTAIN DEFINITIONS. For purposes of this Agreement, (a) the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, (b) the term "Affiliate" shall mean with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (c) the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     4. CONFIDENTIAL INFORMATION. Kwiatkowski acknowledges that, in the course of his relationship with the Company, he has received information about, and access to, trade secrets and proprietary information that are vital to the competitive position and success of the Company and its Affiliates. Kwiatkowski shall hold confidential all of the Company's (and its Affiliates') trade secrets and proprietary information in his possession, and shall not, without the Company's written consent, during the term of this Agreement or thereafter, use any of such trade secrets and other proprietary information or any part thereof, for any purpose other than those of the Company or disclose any of such trade secrets or proprietary information to any Person other than in connection with his relationship with the Company and for the purposes of its business after due authorization by an officer of the Company. As used in this Agreement, the term "trade secret and proprietary information" shall mean information (whether in documented form or not) concerning the organization, business or finances of the Company or its Affiliates which the Company or its Affiliates provided to Kwiatkowski or about which Kwiatkowski learned during his relationship with the Company and which has not been disclosed to others except Persons in a confidential relationship with the Company or its Affiliates and who have an obligation to the Company or its Affiliates not to disclose such information, which is not known or available to others in the trade, and which is entitled to protection as a trade secret or proprietary information under the laws of the province of Ontario. Notwithstanding the foregoing, Kwiatkowski shall have no obligation of confidentiality with respect to any trade secret or proprietary information which shall be voluntarily disclosed by the Company or its Affiliates without restriction or which shall otherwise enter the public domain without fault on the part of Kwiatkowski. The Company acknowledges that Kwiatkowski has been actively engaged in the business of managing and operating industrial distribution and distribution logistics entities and has, in that capacity, acquired significant general knowledge in these fields. Utilization of the general knowledge acquired by Kwiatkowski (in contrast with utilization of the Company's trade secrets, which is prohibited) is in no way restricted by this Section 4.

     5. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by the Company and Kwiatkowski.

     6. NO WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     7. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the province of Ontario, without regard to its principles of conflicts of laws.

     8. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

     To Purchaser or the Company:

           c/o Project Software & Development, Inc.
           100 Crosby Drive
           Bedford, Massachusetts 01730
           Facsimile: (781) 280-2209
           Attention:  Chief Financial Officer

     With a copy to:

           Peter M. Rosenblum, Esq.
           Foley, Hoag & Eliot LLP
           One Post Office Square
           Boston, Massachusetts 02109
           Facsimile: (617) 832-7000

     To Kwiatkowski:

           Mr. Steven E. Kwiatkowski
           690 Oak Knoll
           Perrysburg, OH 43551

     9. CONSTRUCTION OF AGREEMENT. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     10. ENTIRE AGREEMENT, ASSIGNABILITY, ETC.. This Agreement and the Stock Purchase Agreement and the documents and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise, except that Purchaser and the Company may assign their rights hereunder to any Affiliate of Purchaser or the Company.

     11. VALIDITY. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 11 any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

     12. REMEDIES. Kwiatkowski recognizes that money damages alone would not adequately compensate Purchaser and its Affiliates in the event of breach by Kwiatkowski of this Agreement, and Kwiatkowski therefore agrees that, in addition to all other remedies available to Purchaser and its Affiliates, at law, in equity or otherwise, Purchaser and its Affiliates shall be entitled to injunctive relief for the enforcement hereof. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies available, at law, in equity, by agreement or otherwise.

     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Noncompetition Agreement to be executed as an agreement under seal as of the date first written above.

                                   Project Software & Development, Inc.


                                   By:_________________________
                                        Title:


                                   A.R.M. Group Inc.


                                   By:_________________________
                                        Title:


                                   PSDI Canada Limited


                                   By:_________________________
                                        Title:


                                   ____________________________
                                   Steven E. Kwiatkowski

                                                             EXHIBIT A-3

                            NONCOMPETITION AGREEMENT


     This Noncompetition Agreement, dated as of this 6th day of February, 1998 (this "Agreement"), among Project Software & Development, Inc., a Massachusetts corporation ("PSDI"), PSDI Canada Limited, a Canadian corporation and a wholly-owned subsidiary of PSDI (the "Purchaser"), A.R.M. Group Inc., an Ontario corporation and wholly-owned subsidiary of Purchaser (the "Company"), and Paula Sinclair (the "Employee)

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of the date hereof by and among PSDI, Purchaser, the Company and the holders of the Common Stock of the Company (the "Stockholders") (the "Stock Purchase Agreement"), PSDI and Purchaser and the Stockholders have agreed subject to the terms and conditions set forth therein, to purchase and sell, respectively, the outstanding shares of the common stock;

     WHEREAS, the Employee will receive a substantial cash bonus pursuant to the Stock Purchase Agreement.

     WHEREAS, the Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, methods, personnel and operations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. NONCOMPETITION. During her employment with the Company and for a period of one year from the date of the termination of the Employee's employment with the Company for any reason (the "Restricted Period"), the Employee shall not, directly or indirectly, as an owner, partner, shareholder, consultant, agent, employee or co-venturer of any Person (as hereinafter defined) compete with the Company by engaging in the Company's Business (as hereinafter defined) anywhere in the United States or Canada or in any other country where the Company or its Affiliates (as hereinafter defined), resellers, distributors or the like engage in business. For purposes of this Agreement, the term the "Company's Business" shall mean the business of designing, developing, manufacturing, selling, buying for the purposes of licensing or reselling, licensing, leasing, furnishing, maintaining, or dealing in computer software that is used by a third party in connection with the maintenance management of plants, equipment, facilities and infrastructure or that is used in connection with the operation of an electronic commerce network that serves a market in which the Company is providing electronic commerce services as of the date of the termination of Employee's employment with the Company. Notwithstanding the foregoing, the Employee may purchase up to one percent of any series of outstanding voting securities of any Person competing in the Company's Business if such series is listed on a national or regional securities exchange or publicly traded in the "over-the-counter" market.

     2. NONSOLICITATION. During the Restricted Period, the Employee shall not
(a) solicit, encourage, or take any other action which is intended to induce any employee of the Company or any of its Affiliates to terminate his or her employment with the Company or any such Affiliates in order to become employed by or otherwise perform services for any other Person, or (b) knowingly interfere in any manner with the employment relationship between the Company or any of its Affiliates and any such employee of the Company or any such Affiliate.

     3. CERTAIN DEFINITIONS. For purposes of this Agreement, (a) the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, (b) the term "Affiliate" shall mean with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (c) the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     4. CONFIDENTIAL INFORMATION. The Employee acknowledges that, in the course of her employment by the Company, she has received and will continue to receive information about, and access to, trade secrets and proprietary information that are vital to the competitive position and success of the Company and its Affiliates. The Employee shall hold confidential all of the Company's (and its Affiliates') trade secrets and proprietary information in her possession, and shall not, without the Company's written consent, during the term of this Agreement or thereafter, use any of such trade secrets and other proprietary information or any part thereof, for any purpose other than those of the Company or disclose any of such trade secrets or proprietary information to any Person other than in connection with her employment by the Company and for the purposes of its business after due authorization by an officer of the Company. As used in this Agreement, the term "trade secret and proprietary information" shall mean information (whether in documented form or not) concerning the organization, business or finances of the Company or its Affiliates which the Company or its Affiliates may provide to the Employee or about which the Employee has learned or may learn during her employment by the Company and which has not been disclosed to others except Persons in a confidential relationship with the Company or its Affiliates and who have an obligation to the Company or its Affiliates not to disclose such information, which is not known or available to others in the trade, and which is entitled to protection as a trade secret or proprietary information under the laws of the province of Ontario. Notwithstanding the foregoing, the Employee shall have no obligation of confidentiality with respect to any trade secret or proprietary information which shall be voluntarily disclosed by the Company or its Affiliates without restriction or which shall otherwise enter the public domain without fault on the part of the Employee.

     5. INVENTIONS. The Employee agrees that if, during her employment by the Company, the Employee made, conceived, discovered or reduced to practice (either alone or with others) or shall make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Inventions") that relates to any of the products or services being developed, manufactured or sold by the Company or its Affiliates or which may conveniently be used in relation therewith or which may be used in place of any such product or service, or results from tasks assigned to the Employee by the Company (or a Person designated by the Company in writing) or results, in whole or in part, from the use of property or premises owned, leased or contracted for by the Company, such Inventions and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Employee shall promptly disclose to the Company (or any Persons designated by it) each such Invention. The Employee hereby agrees to assign, and hereby assigns to the Company, any rights the Employee may have or acquire in the Inventions and benefits and/or rights resulting therefrom to the Company and its assigns without compensation and agrees to communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company, it being understood that any prospective assignment of Inventions shall be to the fullest extent permissible by law only.

     During the term hereof and at any time thereafter, the Employee shall, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonable require:

     (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew or restore the same; and

     (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     The Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in the Employee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by the Employee in the event the Company is unable, after reasonable effort, to secure the Employee's signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever.

     6. NO EMPLOYMENT AGREEMENT. Nothing herein is intended to create any binding obligation on the part of either the Employee, PSDI, the Company or Purchaser for the Employee to remain as an Employee of the Company.

     7. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by the Company and the Employee.

     8. NO WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     9. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the province of Ontario, without regard to its principles of conflicts of laws.

     10. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

     To Purchaser or the Company:

           c/o Project Software & Development, Inc.
           20 University Road
           Cambridge, Massachusetts 02138
           Facsimile: (781) 280-2209
           Attention:  Chief Financial Officer

     With a copy to:

           Peter M. Rosenblum, Esq.
           Foley, Hoag & Eliot LLP
           One Post Office Square
           Boston, Massachusetts 02109
           Facsimile: (617) 832-7000

     To the Employee:

           _____________________
           _____________________
           _____________________
           _____________________


     With a copy to:

           _____________________
           _____________________
           _____________________
           _____________________

     11. CONSTRUCTION OF AGREEMENT. A reference to a Section shall mean a
Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     12. ENTIRE AGREEMENT, ASSIGNABILITY, ETC.. This Agreement and the Stock Purchase Agreement and the documents and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise, except that Purchaser and the Company may assign their rights hereunder to any Affiliate of Purchaser or the Company.

     13. VALIDITY. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 13 any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

     14. REMEDIES. The Employee recognizes that money damages alone would not adequately compensate Purchaser and its Affiliates in the event of breach by the Employee of this Agreement, and the Employee therefore agrees that, in addition to all other remedies available to Purchaser and its Affiliates, at law, in equity or otherwise, Purchaser and its Affiliates shall be entitled to injunctive relief for the enforcement hereof. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies available, at law, in equity, by agreement or otherwise.

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Noncompetition Agreement to be executed as an agreement under seal as of the date first written above.

                                   Project Software & Development, Inc.


                                   By:_________________________
                                        Title:


                                   A.R.M. Group Inc.


                                   By:_________________________
                                        Title:


                                   PSDI Canada Limited


                                   By:_________________________
                                        Title:


                                   ____________________________
                                   Paula Sinclair

                                                             EXHIBIT A-4

                            NONCOMPETITION AGREEMENT


     This Noncompetition Agreement, dated as of this 6th day of February, 1998 (this "Agreement"), among Project Software & Development, Inc., a Massachusetts corporation ("PSDI"), PSDI Canada Limited, a Canadian corporation and a wholly-owned subsidiary of PSDI (the "Purchaser"), A.R.M. Group Inc., an Ontario corporation and wholly-owned subsidiary of Purchaser (the "Company"), and (the "Employee).

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of the date hereof by and among PSDI, Purchaser, the Company, the Employee and the other holders of the Common Stock of the Company (the "Stockholders") (the "Stock Purchase Agreement"), PSDI and Purchaser and the Stockholders have agreed subject to the terms and conditions set forth therein, to purchase and sell, respectively, the outstanding shares of the common stock;

     WHEREAS, the Employee had substantial stockholdings in the Company that, pursuant to the Stock Purchase Agreement, were exchanged for cash; and

     WHEREAS, the Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, methods, personnel and operations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. NONCOMPETITION. During his employment with the Company and for a period of one year from the date of the termination of the Employee's employment with the Company for any reason (the "Restricted Period"), the Employee shall not, directly or indirectly, as an owner, partner, shareholder, consultant, agent, employee or co-venturer of any Person (as hereinafter defined) compete with the Company by engaging in the Company's Business (as hereinafter defined) anywhere in the United States or Canada or in any other country where the Company or its Affiliates (as hereinafter defined), resellers, distributors or the like engage in business. For purposes of this Agreement, the term the "Company's Business" shall mean the business of designing, developing, manufacturing, selling, buying for the purposes of licensing or reselling, acquiring, licensing, leasing, furnishing, maintaining, or dealing in computer software that is used by a third party in connection with the maintenance management of plants, equipment, facilities and infrastructure or that is used in connection with the operation of an electronic commerce network that serves a market in which the Company is providing electronic commerce services or a market in which the Company reasonably anticipates providing electronic commerce services prior to the expiration of the Restricted Period as of the date of the termination of the Employee's employment with the Company. Notwithstanding the foregoing, the Employee may purchase up to one percent of any series of outstanding voting securities of any Person competing in the Company's Business if such series is listed on a national or regional securities exchange or publicly traded in the "over-the-counter" market.

     2. NONSOLICITATION. During the Restricted Period, the Employee shall not
(a) solicit, encourage, or take any other action which is intended to induce any employee of the Company or any of its Affiliates to terminate his or her employment with the Company or any such Affiliates in order to become employed by or otherwise perform services for any other Person, or (b) knowingly interfere in any manner with the employment relationship between the Company or any of its Affiliates and any such employee of the Company or any such Affiliate.

     3. CERTAIN DEFINITIONS. For purposes of this Agreement, (a) the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, (b) the term "Affiliate" shall mean with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (c) the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     4. CONFIDENTIAL INFORMATION. The Employee acknowledges that, in the course of his employment by the Company, he will receive information about, and access to, trade secrets and proprietary information that are vital to the competitive position and success of the Company and its Affiliates. The Employee shall hold confidential all of the Company's (and its Affiliates') trade secrets and proprietary information in his possession, and shall not, without the Company's written consent, during the term of this Agreement or thereafter, use any of such trade secrets and other proprietary information or any part thereof, for any purpose other than those of the Company or disclose any of such trade secrets or proprietary information to any Person other than in connection with his employment by the Company and for the purposes of its business after due authorization by an officer of the Company. As used in this Agreement, the term "trade secret and proprietary information" shall mean information (whether in documented form or not) concerning the organization, business or finances of the Company or its Affiliates which the Company or its Affiliates may provide to the Employee or about which the Employee may learn during his employment by the Company and which has not been disclosed to others except Persons in a confidential relationship with the Company or its Affiliates and who have an obligation to the Company or its Affiliates not to disclose such information, which is not known or available to others in the trade, and which is entitled to protection as a trade secret or proprietary information under the laws of the province of Ontario. Notwithstanding the foregoing, the Employee shall have no obligation of confidentiality with respect to any trade secret or proprietary information which shall be voluntarily disclosed by the Company or its Affiliates without restriction or which shall otherwise enter the public domain without fault on the part of the Employee.

     5. INVENTIONS. The Employee agrees that if, during his employment by the Company, the Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Inventions") that relates to any of the products or services being developed, manufactured or sold by the Company or its Affiliates or which may conveniently be used in relation therewith or which may be used in place of any such product or service, or results from tasks assigned to the Employee by the Company (or a Person designated by the Company in writing) or results, in whole or in part, from the use of property or premises owned, leased or contracted for by the Company, such Inventions and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Employee shall promptly disclose to the Company (or any Persons designated by it) each such Invention. The Employee hereby agrees to assign, and to the extent he may lawfully do so, hereby assigns to the Company, any rights the Employee may have or acquire in the Inventions and benefits and/or rights resulting therefrom to the Company and its assigns without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

     Upon disclosure of each Invention to the Company, during the term hereof and at any time thereafter, the Employee shall, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonable require:

     (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew or restore the same; and

     (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     The Employee hereby irrevocable designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in the Employee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by the Employee in the event the Company is unable, after reasonable effort, to secure the Employee's signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever.

     6. NO EMPLOYMENT AGREEMENT. Nothing herein is intended to create any binding obligation on the part of either the Employee, PSDI, the Company or Purchaser for the Employee to remain as a consultant of the Company.

     7. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by the Company and the Employee.

     8. NO WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     9. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the province of Ontario, without regard to its principles of conflicts of laws.

     10. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

     To Purchaser or the Company:

           c/o Project Software & Development, Inc.
           20 University Road
           Cambridge, Massachusetts 02138
           Facsimile: (781) 280-2209
           Attention:  Chief Financial Officer

     With a copy to:

           Peter M. Rosenblum, Esq.
           Foley, Hoag & Eliot LLP
           One Post Office Square
           Boston, Massachusetts 02109
           Facsimile: (617) 832-7000

     To the Employee:

     With a copy to:

           John Hiscock, Esq.
           One London Place
           Suite 1660
           255 Queens Avenue
           London, Ontario

     11. CONSTRUCTION OF AGREEMENT. A reference to a Section shall mean a
Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     12. ENTIRE AGREEMENT, ASSIGNABILITY, ETC.. This Agreement and the Stock Purchase Agreement and the documents and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise, except that Purchaser and the Company may assign their rights hereunder to any Affiliate of Purchaser or the Company.

     13. VALIDITY. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 13 any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

     14. REMEDIES. The Employee recognizes that money damages alone would not adequately compensate Purchaser and its Affiliates in the event of breach by the Employee of this Agreement, and the Employee therefore agrees that, in addition to all other remedies available to Purchaser and its Affiliates, at law, in equity or otherwise, Purchaser and its

Affiliates shall be entitled to injunctive relief for the enforcement hereof. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies available, at law, in equity, by agreement or otherwise.

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Noncompetition Agreement to be executed as an agreement under seal as of the date first written above.

                                   Project Software & Development, Inc.


                                   By:_________________________
                                        Title:


                                   A.R.M. Group Inc.


                                   By:_________________________
                                        Title:


                                   PSDI Canada Limited


                                   By:_________________________
                                        Title:


                                   ____________________________
                                   [Name of Employee]

                                                 EXHIBIT B


                                ESCROW AGREEMENT


     This ESCROW AGREEMENT (the "Escrow Agreement") is made as of February 6, 1998 among Project Software & Development, Inc., a Massachusetts corporation ("PSDI"), PSDI Canada Limited, a Canadian Corporation (the "Purchaser"), Stephen
M. Caslick, (the "Stockholders' Representative") acting for and on behalf of Ravenna Capital Corporation ("Ravenna"), and the stockholders of A.R.M. Group Inc., an Ontario corporation (the "Company"), and State Street Bank and Trust Company, as escrow agent (the "Escrow Agent").


                              W I T N E S S E T H:

     WHEREAS, Purchaser and the Company are parties to that certain Stock Purchase Agreement, dated as of February 6, 1998 (the "Agreement");

     WHEREAS, under the Agreement, the Company and the holders of the capital stock of the Company and Ravenna (the "Stockholders") have agreed to indemnify Purchaser as and to the extent provided in Section 10 of the Agreement (the "Indemnities");

     WHEREAS, to secure the performance of the Indemnities, the Stockholders' Representative has deposited on behalf of the Stockholders $720,000 of the Purchase Price (as such term is defined therein) pursuant to the terms of the Agreement, to be pledged, deposited and held in escrow under this Escrow Agreement (the amount so pledged, deposited and held in escrow under this Escrow Agreement at any time being hereinafter referred to as the "Escrow Amount");

     WHEREAS, the Escrow Agent has agreed to hold the Escrow Amount pursuant to the terms of this Escrow Agreement; and

     WHEREAS, the Stockholders have selected the Stockholders' Representative to represent them in certain matters, including, but not limited to, the negotiation, execution and delivery of this Escrow Agreement and the Stockholders' Representative is attorney-in-fact for each Stockholder in connection with such negotiation, execution and delivery;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. DEFINITIONS

          (a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

          (b) "BUSINESS DAY" shall mean any day in which commercial banks are open for business in Boston, Massachusetts.

          (c) "INDEMNITIES" shall mean the indemnification agreements of the Stockholders set forth in Section 10 of the Agreement.

          (d) "COMPANY COMMON STOCK" shall mean the Class A common shares and the Class B common shares of the Company.

          (e) "ESCROW DISTRIBUTION PERCENTAGE" shall mean initially the percentage of each holder of Company Common Stock as set forth in SCHEDULE 1(E) hereto and determined by dividing (i) the number of shares of Company Common Stock owned by such holder by (ii) the total number of shares of Company Common Stock outstanding, as such percentage may be adjusted from time to time pursuant to Section 3(e) hereof. For purposes of this definition, the 23.93 Class A common shares issuable to Ravenna upon exercise of the Warrant to acquire shares in the capital stock of the Company dated December 1, 1996 held by Ravenna shall be deemed to be Company Common Stock owned by Ravenna and outstanding for purposes of subsections (i) and (ii), respectively, of this Section 1(e). PSDI, the Purchaser and the Stockholders' Representative acknowledge that the Escrow Distribution Percentage of each Stockholder is subject to adjustment pursuant to
Section 3(e) below and agree to furnish the Escrow Agreement with a revised
SCHEDULE 1(E) setting forth the revised Escrow Distribution Percentage of each Stockholder promptly (and in any event within five (5) Business Days) following receipt by any PSDI Indemnified Party of an indemnification payment of the type referred to in Section 3(e).

          (f) "PSDI INDEMNIFIED PARTIES" shall mean any or all of PSDI, any subsidiary or affiliate of PSDI and their respective directors, officers, employees, affiliates, agents, representatives, successors and assigns.

    2. DEPOSIT AND USE OF ESCROW AMOUNT

          (a) The Stockholders' Representative hereby deposits with the Escrow Agent, to be held and dealt with pursuant to the terms and subject to the conditions of this Escrow Agreement, as security for the performance of the Indemnities, cash in the amount of the Escrow Amount to be deposited in an escrow account designated "PSDI Escrow Account" or similar designation (the "Escrow Account").

          (b) The Escrow Agent hereby acknowledges receipt from Purchaser of the Escrow Amount and agrees to deposit such amount in the Escrow Account.

          (c) The Escrow Agent is hereby authorized and directed, and the Escrow Agent agrees, to hold and dispose of the Escrow Amount (together with any interest or distributions received thereon) and to act as Escrow Agent in accordance with the terms, conditions and provisions of this Escrow Agreement.

      3. DISPOSITION OF ESCROW AMOUNT FOR CLAIMS. The PSDI Indemnified Parties shall be entitled to payment from the Escrow Amount in the amount by which, at any time and from time to time, the PSDI Indemnified Parties are entitled to be indemnified pursuant to the Indemnities, and pursuant to the following provisions.

          (a) PSDI may, at any time or from time to time prior to the first anniversary of the date of this Escrow Agreement, assert a claim (the "Claim") pursuant to Section 10 of the Agreement against the Escrow Amount by notice (the "Claim Notice") to the Stockholders' Representative, with a copy to the Escrow Agent. The Claim Notice shall state in reasonable detail the basis for the Claim, the estimated dollar amount thereof and the identity of the PSDI Indemnified Party entitled to payment in respect of such Claim and shall provide disbursement instructions with respect to amounts claimed.

          (b) If the Stockholders' Representative receives a Claim Notice, it may, as herein provided, respond to such Claim Notice (with a copy to the Escrow Agent) and dispute all or a portion of the amount claimed within thirty (30) days from the date the same was delivered to the Escrow Agent (herein called the "Response Period"). If the Stockholders' Representative does not so respond to the Claim Notice within the Response Period, then the Escrow Agent, within five
(5) Business Days after the expiration of the Response Period, shall deliver to the relevant PSDI Indemnified Parties cash in the amount specified in the Claim Notice, or such lesser amount as shall then remain of the Escrow Amount.

          (c) At any time during the Response Period, the Stockholders' Representative may notify the PSDI Indemnified Parties, with a copy to the Escrow Agent, that the Claim Notice or any portion thereof is disputed by the Stockholders' Representative or that the Stockholders' Representative is defending the basis for the Claim (such notice being hereinafter referred to as the "Dispute Notice"). Upon receipt of a Dispute Notice, the Escrow Agent: (i) shall, within five (5) business days after receipt by it of a Dispute Notice, deliver to the PSDI Indemnified Parties cash in an amount equal to that portion, if any, of the Claim which is not disputed by the Stockholders' Representative (as set forth in the Response Notice) and (ii) shall designate the amount subject to the Claim which is disputed by the Stockholders' Representative. Thereafter, the Escrow Agent shall not dispose of that remaining portion of the Escrow Amount, subject to a Claim until the occurrence of one of the following events:

               (i) The Escrow Agent shall have been directed to deliver such amount in accordance with the joint written instructions of the PSDI Indemnified Parties and the Stockholders' Representative; or

               (ii) The Escrow Agent shall have received (x) a copy of a final decision of a court of competent jurisdiction with respect to the Claim or Claims set forth in the Claim

     Notice and (y) a certificate of the Clerk or any Assistant Clerk of PSDI or a certificate of the Stockholders' Representative certifying that such decision is a "final decision", in which case the Escrow Agent shall dispose of such disputed amount in accordance with such final decision. As used herein, a "final decision" shall mean the final decision of any court of competent jurisdiction from which no appeal may be taken, whether because of lapsed time or otherwise.

          (d) The Escrow Agent shall not dispose of the Escrow Amount other than as provided in this Escrow Agreement.

          (e) Notwithstanding the provisions of Section 1(e), to the extent that a PSDI Indemnified Party receives an indemnification payment from the Escrow Amount as a result of a Claim arising out of any incorrectness in or breach of a representation or warranty made by a Stockholder pursuant to Section 6 of the Agreement or any Claim arising under Section 10.3 of the Agreement in respect of a Stockholder, the portion of the Escrow Amount attributable to such Stockholder (i.e., the Escrow Amount multiplied by such Stockholder's Escrow Distribution Percentage) shall be decreased by the amount of the indemnification payment received by a PSDI Indemnified Party from the Escrow Amount in respect of such Claim attributable to such Stockholder. Following any such decrease, the Escrow Distribution Percentages for each Stockholder shall be recalculated to a new percentage (that shall not be less than zero) obtained by dividing (i) the result of (A) the product of the Escrow Distribution Percentage of such Stockholder immediately prior to any such decrease multiplied by the Escrow Amount immediately prior to any such decrease minus (B) the decrease, if any, to the Escrow Amount attributable to such Stockholder as a result of such Claim, by
(ii) the Escrow Amount immediately following all such decreases relating to such Claim. Promptly and in any event within five Business Days following any adjustment to the Escrow Distribution Percentage of any Stockholder, PSDI and the Stockholders' Representative shall deliver to the Escrow Agent a revised
SCHEDULE 1(E) setting forth the Escrow Distribution Percentages of the Stockholders, as adjusted pursuant to this Section 3(e).

     4. DELIVERY OF FUNDS TO STOCKHOLDERS. The Escrow Agent shall disburse the Escrow Amount in the following manner:

     On the date which is twelve (12) months after the Closing Date, the Escrow Agent shall deliver to the Stockholders an amount equal to (A) the Escrow Amount then remaining in escrow minus (B) the sum of (x) any amount designated as subject to a Claim pursuant to a Claim Notice to the extent such Claim has not been resolved prior to such date and amounts claimed therein released and (y) any amount that the Escrow Agent is entitled to retain from the Escrow Account in respect of the portion of its fees and expenses payable by the Stockholders pursuant to Section 14 below. Any amount retained in escrow after such date shall be held by the Escrow Agent subject to the terms and conditions of this Escrow Agreement. Upon resolution of any Claim that had not been resolved on the date which was twelve (12) months after the Closing Date, the Escrow Agent shall deliver to the Stockholders cash in an amount equal to (A) the amount that had been designated as subject to such Claim minus (B) the sum of (x) the amount that is determined in accordance with

Section 3 to be required to satisfy such Claim and (y) any amount that the Escrow Agent is entitled to retain from the Escrow Account in respect of the portion of its fees and expenses payable by the Stockholders pursuant to Section 14 below. All deliveries or distributions of funds from the Escrow Account to the Stockholders shall be made to the Stockholders in accordance with their respective Escrow Distribution Percentages (as set forth on the then current
SCHEDULE 1(E) hereto and in accordance with wire or other disbursement instructions provided by the Stockholders' Representative to the Escrow Agent in writing.

     5. INCOME.

          (a) Upon receipt by the Escrow Agent of specific written investment instructions from PSDI and the Stockholders' Representative, the Escrow Agent is hereby authorized and directed to invest and re-invest the Escrow Amount in any of the following investments (collectively, "Eligible Investments"), as specified in such instructions:

               (i) certificates of deposit of or interest bearing accounts with national banks or corporations endowed with trust powers, including the Escrow Agent, having capital and surplus in excess of $100,000,000; or

               (ii) State Street Bank Insured Money Market Deposit Account ("IMMA").

     Investments pursuant to such investment instructions described above shall in all instances be subject to availability (including any time-of-day requirements). In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind.

          (b) LIQUIDITY. The Escrow Agent shall be authorized at all times and from time to time to liquidate any investment of the Escrow Amount as may be necessary to provide available cash to make any release, disbursement or payment called for under the terms of this Agreement. The Escrow Agent shall have no responsibility or liability for any losses resulting from liquidation of the Escrow Amount (such as liquidation prior to maturity).

          (c) EARNINGS AND LOSSES. Investment earnings and other income from investment of the Escrow Funds (net of transaction costs) shall, subject to
Section 14 hereof, be paid to the Stockholders pro rata in accordance with their respective Escrow Distribution Percentages on an annual basis; and all losses incurred on any investment shall be debited to the Escrow Account. In no event shall the Escrow Agent have any liability under this Escrow Agreement for investment losses incurred on any investment or reinvestment.

          (d) TAX REPORTING. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Amounts shall be allocable to the Stockholders in accordance with their respective Escrow Distribution Percentages.

          (e) CERTIFICATION OF TAX IDENTIFICATION NUMBER. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent within 30 days from the date hereof. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code may require withholding of a portion of any interest or other income earned on the investment of the Escrow Amounts, in accordance with the Internal Revenue Code, as amended from time to time.

     6. LIABILITY AND COMPENSATION OF ESCROW AGENT.

          (a) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. The Escrow Agent hereby acknowledges receipt of a copy of the Agreement, but except for references thereto for definitions of certain words and terms not defined herein, the Escrow Agent is not charged with any duty or obligation arising under the Agreement and the duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, it being specifically understood that the following provisions are accepted by all of the parties hereto. Each of the Stockholders and PSDI jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any and all liability and expense which may arise out of or in connection with this Escrow Agreement or with the administration of the Escrow Agent's duties hereunder, including, but not limited to, legal fees and expenses and other costs and expenses of defending or preparing to defend against any claim of liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

     Each of PSDI and the Stockholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Amounts under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Escrow Agreement. PSDI and the Stockholders' Representative undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Escrow Agreement. Each of PSDI and the Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

     The provisions of this paragraph (a) shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

          (b) The Escrow Agent shall be entitled to rely and act upon any instructions or directions (including wire transfer instructions whether incorporated herein or provided in a separate written instruction) furnished to it in writing signed by both PSDI and the Stockholders' Representative pursuant to any provision of this Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by either PSDI or the Stockholders' Representative and reasonably believed by the Escrow Agent to be genuine and to have been signed and presented by the proper party or parties and shall have no responsibility for determining the accuracy thereof.

          (c) The Escrow Agent may apply for advice to counsel of its choice (including in-house counsel), and may rely upon such advice as it thereupon receives in writing; or it may act or refrain from acting in accordance with such advice and shall not, as a result thereof, be answerable to any other person for acting in good faith in reliance thereon.

          (d) The parties hereto acknowledge and agree that the Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it.

          (e) The Escrow Agent has no responsibility for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

     7. STOCKHOLDERS' REPRESENTATIVE.

          (a) In connection with their adoption and approval of the Agreement, the Stockholders irrevocably constituted and appointed the Stockholders' Representative as their agent to, on their behalf (and on behalf of each of them), perform the functions and exercise the authority set forth in the Agreement. The authority conferred on the Stockholders' Representative in the Agreement includes, without limitation, the power to: (i) execute and deliver this Escrow Agreement; (ii) approve and initial any interlineation and/or insertions appearing in this Escrow Agreement; (iii) execute and deliver such amendments of this Escrow Agreement, and other agreements and documents executed and delivered in connection with the escrow arrangement, as the Stockholders' Representative, in its sole judgment, shall deem to be necessary or advisable;
(iv) execute and deliver all notices, requests, consents and other communications and perform all actions required or permitted to be delivered or performed under this Escrow Agreement and the Agreement and all other documents, agreements and instruments executed in connection therewith; (v) receive all notices, requests and other communications under this Escrow Agreement and the Agreement and all other documents, agreements and instruments executed in connection therewith;

(vi) handle, contest, dispute, compromise, adjust, settle, litigate, appeal or otherwise deal with any and all claims, breaches, obligations, liabilities, encumbrances, orders, judgments and decrees with respect to the Indemnities;
(vii) expend in the carrying out of its powers or duties hereunder such sums as the Stockholders' Representative shall deem necessary or advisable; and (viii) generally act for and on behalf of the Stockholders (and each of them) in all matters connected with this Escrow Agreement and the Agreement, as fully and with the same force and effect as such Stockholders (individually or collectively) might act in person.

          (b) The Stockholders' Representative shall be the representative of the Stockholders only, and neither PSDI nor any affiliate of PSDI, shall be responsible or liable for any of his or her acts or omissions.

     8. TAXES. Any taxes incurred in connection with any income earned on the Escrow Amount shall be borne by each Stockholder in an amount equal to such taxes multiplied by the relevant Escrow Distribution Percentage.

     9. GRANT OF SECURITY INTEREST IN ESCROW AMOUNT. The Stockholders hereby grant a first lien and security interest to the PSDI Indemnified Parties in all monies and property held in the Escrow Amount, together with all proceeds therefrom and products thereof. For the limited and sole purpose of perfecting such security interest, the Escrow Agent appointed under this Escrow Agreement shall serve as the agent and bailee in possession of such collateral for the benefit of the PSDI Indemnified Parties. Any monies disbursed pursuant to and in accordance with Section 4 hereof shall thereupon be automatically released as collateral and the security interest therein shall automatically terminate. In no event shall the Escrow Agent have any duty to give any property held by it hereunder any greater degree of care than it gives its own property.

     10. CONTROVERSIES. If any controversy arises between the parties to this Escrow Agreement, or with any other party concerning the terms or conditions of this Escrow Agreement or the property held hereunder, the Escrow Agent shall not be required to determine the controversy or to take any action regarding it. The Escrow Agent may and is hereby authorized to hold all documents and funds without liability to anyone and may wait for settlement of any such controversy by final appropriate legal proceedings or mutual agreement of the parties involved or other means as, in the Escrow Agent's discretion, may be required. The Escrow Agent may but is under no duty whatsoever to institute or defend any legal proceeding which relates to the Escrow Amount.

     11. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to each of the parties to this Escrow Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Prior to the effective date of the resignation as specified in such notice, PSDI will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Amounts to a successor escrow agent that it selects subject to the reasonable consent of the Stockholders' Representative. Such successor escrow agent shall be a bank or trust company, organized and existing under the laws of the United States or any state thereof, subject to examination by state or federal authorities, and have capital and surplus in excess of $50,000,000. If, however, PSDI shall fail to name a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Stockholders' Representative shall be entitled to name such successor escrow agent subject to the reasonable consent of PSDI. If no successor escrow agent is named by and consented to by PSDI or the Stockholders' Representative, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The resigning Escrow Agent shall thereupon be discharged from any further obligations under this Escrow Agreement.

     12. BENEFIT; SUCCESSORS AND ASSIGNS. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable by any party hereto without the written consent of all of the other parties hereto; PROVIDED, HOWEVER, that PSDI may assign its rights and delegate its obligations hereunder to any person to whom the rights of PSDI may be assigned under the Agreement and to any successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of their respective stock or assets and that the Escrow Agent may assign its rights hereunder to a successor Escrow Agent appointed hereunder. Except for the parties to this Agreement, the Stockholders and the PSDI Indemnified Parties, this Escrow Agreement is not intended to confer on any person not a party hereto any rights or remedies hereunder. This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

     13. NOTICES. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been duly delivered upon delivery, if delivered personally, or upon mailing, if mailed, postage prepaid, registered or certified mail, as follows:

     IF TO THE ESCROW AGENT:

        State Street Bank and Trust Company
        Two International Place
        Boston, MA  02110
        Attention:  Mr. John MacLeod

            PSDI Escrow

     IF TO PSDI:

        Project Software & Development, Inc.
        20 University Road
        Cambridge, MA  02138
        Attention:  Paul D. Birch

     WITH COPY TO:

        Foley, Hoag & Eliot LLP
        One Post Office Square
        Boston, MA  02109
        Attention:  Peter M. Rosenblum, Esq.

     IF TO THE STOCKHOLDERS' REPRESENTATIVE:

        Mr. Stephen Caslick
        Site 5
        R.R. No. 1
        Kincardine, Ontario
        N2Z 2X3

     WITH COPY TO:

        John D. Hiscock, Esq.
        225 Queens Avenue
        Suite 1660
        London, Ontario
        N6A 5R8

or to such other address as the Escrow Agent, PSDI or the Stockholders' Representative, as the case may be, shall designate in writing to the parties hereto.

     14. FEES AND EXPENSES OF ESCROW AGENT. The Escrow Agent shall be entitled to receive the fees and expenses for its normal services hereunder in accordance with the attached fee schedule set forth on EXHIBIT A hereto for each year or portion thereof that any portion of the Escrow Amount remains in escrow and shall be entitled to be reimbursed for any legal fees and expenses incurred in connection with the preparation of this Agreement. One-half of such fees and expenses shall be payable by PSDI and the balance of such fees and expenses shall be payable by the Stockholders out of the Escrow Amount or earnings or other income thereon. The Escrow Agent is specifically authorized to withdraw 50% of such fees and expenses from the Escrow Account provided that an accounting of any such withdrawal is reasonably promptly provided to PSDI and the Stockholders' Representative. The Escrow Agent shall be entitled to reimbursement in accordance with this Section 14 on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

     15. TERMINATION. Upon delivery of the entire Escrow Amount, this Escrow Agreement shall be terminated.

     16. GOVERNING LAW; AMENDMENTS. This Escrow Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law. The provisions of this Escrow Agreement may be amended modified or waived only by written instrument executed by each of the parties hereto. No such amendment, modification or waiver shall be effective to alter or enlarge the Escrow Agent's duties, discretion and obligations hereunder without its prior consent. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Escrow Agreement, or of such terms and conditions on any other occasion.

     17. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. INTERPRETATION. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Escrow Agreement.

     19. CONSENT TO JURISDICTION AND SERVICE. Purchaser, PSDI, the Stockholders' Representative and the Escrow Agent hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of The Commonwealth of Massachusetts and of any federal court located in said Commonwealth in connection with any actions or proceedings brought against any of them by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Purchaser, PSDI, the Stockholders' Representative and the Escrow Agent hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that service thereof may be made by certified or registered first class mail directed to Purchaser, PSDI, the Stockholders' Representative and the Escrow Agent, as the case may be, at their respective addresses in accordance with Section 13 hereof.

     20. FORCE MAJEURE. Neither Purchaser, PSDI, nor the Stockholders' Representative nor the Escrow Agent shall be responsible for delays or failure sin performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     21. REPRODUCTION OF DOCUMENTS. This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

                               STOCKHOLDERS' REPRESENTATIVE:


                               __________________________________
                               Stephen M. Caslick

                               ESCROW AGENT:

                               STATE STREET BANK AND TRUST
                               COMPANY, as Escrow Agent


                               By:_______________________________
                                  Name:
                                  Title:


                               PROJECT SOFTWARE & DEVELOPMENT, INC.


                               By:_______________________________
                                  Paul D. Birch
                                  Executive Vice President - Administration and and Finance and Chief Financial Officer


                               PSDI CANADA LIMITED


                               By:_______________________________
                                  Paul D. Birch
                                  Secretary

                                  SCHEDULE 1(E)

                         ESCROW DISTRIBUTION PERCENTAGES

Name                               Stockholder Percentage
----                               ----------------------

Stephen M. Caslick                        14.1210%
John Kennedy                              14.1210%
Edwin Meyer                               14.1210%
Barry Murphy                               6.3300%
Russell Furlong                            6.5880%
Working Ventures Canadian Fund            14.5640%
Key Trust Co. of OH                        2.9130%
L.C. Peterson Rev. Trust                   6.3100%
Trust Co. Of Toledo                        2.9130%
M.J. Peterson Rev. Trust                   4.8550%
Steven Kwiatkowski                         4.2720%
Tamerah Kwiatkowski                        0.5830%
Erin S. Peterson                           0.9700%
Tad R. Peterson                            0.9700%
Thomas L. Geisbuhler                       0.4860%
Brian A. Foord Rev. Trust                  0.4860%
W.H. Ballou Rev. Trust                     0.4860%
Ravenna Capital Corporation                2.9130%

                                                               EXHIBIT A

                              FEE SCHEDULE


ANNUAL ESCROW FEE

     $2,500 per year or any part thereof

INVESTMENT FEE (IF APPLICABLE)

     40 basis points (.0040) of the average daily net assets on investments in State Street money market funds

WIRE FEE

     $20.00 per wire

OUT OF POCKET EXPENSES

     Out of pocket expenses such as counsel fees and expenses, telephone, postage, insurance, shipping charges, outside investment charges and supplies will be charged at cost.

                                                           EXHIBIT C


                              TERMINATION AGREEMENT


     This Termination Agreement, dated as of this 6th day of February, 1998 (this "Agreement"), is by and between A.R.M. Group Inc., an Ontario corporation (the "Company") and Larry C. Peterson ("Peterson").

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of the date hereof by and among Project Software & Development, Inc. ("PSDI"), PSDI Canada Limited ("Purchaser"), the Company, Peterson and certain other parties thereto (the "Stock Purchase Agreement"), and the holders of all of the issued and outstanding capital stock of the Company have agreed, subject to the terms and conditions set forth therein, to sell all of the issued and outstanding capital stock of the Company to Purchaser and PSDI and Purchaser and PSDI have agreed, subject to such terms and conditions, to buy such capital stock;

     WHEREAS, Peterson is a party to an Employment Agreement dated December 10, 1996 with the Company (the "Existing Employment Agreement");

     WHEREAS, it is a condition to the obligations of PSDI and Purchaser to consummate the transactions contemplated by the Stock Purchase Agreement that Peterson enter into this Agreement; and

     WHEREAS, pursuant to the Stock Purchase Agreement the Purchaser will acquire certain shares of the Company from Peterson for cash and Peterson wishes to enter into such transaction and receive such consideration.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. TERMINATION OF EXISTING EMPLOYMENT AGREEMENT. The Company and Peterson agree that the Existing Employment Agreement is hereby terminated and of no further force or effect, except that the section in the Existing Employment Agreement titled "Ownership of Proprietary Information" shall continue to survive such termination to the extent it relates to inventions developed by Peterson during the term of the Existing Employment Agreement. The section of the Existing Employment Agreement entitled "Remedies" shall continue to survive such termination to the extent necessary to enforce the rights of the Company under the preceding sentence.

     2. GENERAL. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by the Company and Peterson. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the province of Ontario, without regard to its principles of conflicts of laws. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

                           *   *   *   *    *

     IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed as an agreement under seal as of the date first written above.

                              A. R. M. GROUP INC.


                              By:____________________________________
                                   Title:


                              ________________________________________
                                   Larry C. Peterson


                                        2